EXHIBIT 2.1
_______________________________________________________________________________
_______________________________________________________________________________



                          STOCK PURCHASE AGREEMENT



                                By and Among

                         McLEODUSA HOLDINGS, INC.,

                            YELL GROUP LIMITED,

                                    and

                          McLEODUSA INCORPORATED,








                        Dated as of January 19, 2002













_______________________________________________________________________________
_______________________________________________________________________________





                                          TABLE OF CONTENTS

                                                                                                 Page
ARTICLE I                  SALE OF STOCK
                  1.1.     The Sale.................................................................1
                  1.2.     Time and Place of Closing................................................1
                  1.3.     Deliveries by the Seller.................................................2
                  1.4.     Deliveries by the Buyer..................................................2

ARTICLE II                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  2.1.     Organization; Etc........................................................2
                  2.2.     Capitalization...........................................................3
                  2.3.     Authority Relative to this Agreement.....................................4
                  2.4.     Consents and Approvals; No Violations....................................4
                  2.5.     Financial Statements.....................................................5
                  2.6.     No Undisclosed Liabilities...............................................5
                  2.7.     Absence of Certain Changes...............................................6
                  2.8.     No Default...............................................................6
                  2.9.     Litigation...............................................................6
                  2.10.    Compliance with Law......................................................6
                  2.11.    Employee Benefit Plans...................................................7
                  2.12.    Intellectual Property....................................................8
                  2.13.    Material Contracts.......................................................9
                  2.14.    Transactions with Affiliates............................................11
                  2.15.    Business and Properties.................................................11
                  2.16.    Environmental Matters...................................................11
                  2.17.    Labor Relations.........................................................12
                  2.18.    Title to Assets.........................................................12
                  2.19.    Brokers and Finders.....................................................12
                  2.20.    Insurance...............................................................12
                  2.21.    Taxes...................................................................12
                  2.22.    List of Publications....................................................13
                  2.23.    Solvency................................................................13
                  2.24.    Price Lists.............................................................14
                  2.25.    AMDOCS Agreement........................................................14
                  2.26.    CCD.....................................................................14

ARTICLE III                REPRESENTATIONS AND WARRANTIES OF THE BUYER
                  3.1.     Corporate Organization; Etc.............................................14
                  3.2.     Authority Relative to this Agreement....................................14
                  3.3.     Consents and Approvals; No Violations...................................15
                  3.4.     Acquisition of Shares for Investment....................................15
                  3.5.     Sufficient Funds........................................................15
                  3.6.     Brokers and Finders.....................................................16

ARTICLE IV                 COVENANTS OF THE PARTIES
                  4.1.     Conduct of Business of the Company......................................16
                  4.2.     Access to Information...................................................18
                  4.3.     Reasonable Efforts......................................................19
                  4.4.     Public Announcements....................................................19
                  4.5.     Employee Matters........................................................19
                  4.6.     Tax Matters.............................................................21
                  4.7.     Pre-Closing Insurance...................................................26
                  4.8.     Related Agreements......................................................26
                  4.9.     Right of First Negotiation..............................................26
                  4.10.    Cedar Rapids Facility...................................................27
                  4.11.    Intercompany Indebtedness; Net Working Capital..........................27
                  4.12.    Bankruptcy Matters......................................................29
                  4.13.    Leases and Other Obligations............................................29
                  4.14.    Real Property...........................................................29
                  4.15.    HSR Act.................................................................30
                  4.16.    Approval of Termination Amount..........................................30
                  4.17.    No Solicitation.........................................................30
                  4.18.    Assumption of Contracts.................................................31
                  4.19.    Solvency................................................................32

ARTICLE V         CONDITIONS TO CONSUMMATION OF THE STOCK
                  PURCHASE
                  5.1.     Conditions to Each Party's Obligations to
                           Consummate the Stock Purchase...........................................32
                  5.2.     Further Conditions to the Seller's Obligations..........................32
                  5.3.     Further Conditions to the Buyer's Obligations...........................33

ARTICLE VI        TERMINATION AND ABANDONMENT
                  6.1.     Termination.............................................................34
                  6.2.     Payments on Termination.................................................35
                  6.3.     Effect of Termination...................................................36

ARTICLE VII  SURVIVAL AND INDEMNIFICATION
                  7.1.     Survival Periods........................................................36
                  7.2.     Indemnification.........................................................36
                  7.3.     Indemnification Amounts.................................................37
                  7.4.     Claims..................................................................38
                  7.5.     Exclusive Remedy........................................................38
                  7.6.     Insurance...............................................................38
                  7.7.     Duplication.............................................................39

ARTICLE VIII  MISCELLANEOUS PROVISIONS
                  8.1.     Amendment and Modification..............................................39
                  8.2.     Extension; Waiver.......................................................39
                  8.3.     Entire Agreement; Assignment............................................39
                  8.4.     Validity................................................................39
                  8.5.     Notices.................................................................40
                  8.6.     Governing Law and Jurisdiction..........................................40
                  8.7.     Descriptive Headings....................................................41
                  8.8.     Counterparts............................................................41
                  8.9.     Expenses................................................................41
                  8.10.    Parties in Interest.....................................................41
                  8.11.    No Waivers..............................................................42
                  8.12.    Specific Performance....................................................42
                  8.13.    Construction............................................................42
                  8.14.    Guaranty................................................................42




                          STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT, dated as of January 19, 2002 (this "Agreement"), by and among McLeodUSA Holdings, Inc., a Delaware corporation (the "Seller"), Yell Group Limited, a corporation organized under the laws of England and Wales (the "Buyer"), and McLeodUSA Incorporated, a Delaware corporation ("Parent") (solely for purposes of Section 8.14).

                  WHEREAS, the Seller owns all of the outstanding shares of capital stock (the "Shares") of McLeodUSA Media Group, Inc., an Iowa corporation (the "Company"), and the Seller is a wholly-owned subsidiary of Parent;

                  WHEREAS, Parent is taking steps to implement a capital restructuring substantially on the terms described in Exhibit A (the "Restructuring"); and

                  WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, the Shares, upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                 ARTICLE I

                               SALE OF STOCK

                  1.1. The Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), the Seller will sell, convey, assign, transfer and deliver to the Buyer, and the Buyer will purchase, acquire and accept from the Seller the Shares, in consideration for which, at the Closing, the Buyer will pay to the Seller for the Shares an amount equal to the Purchase Price by wire transfer of immediately available funds to an account or accounts designated by the Seller prior to the Closing. The "Purchase Price" shall be $600 million; provided that the Closing takes place on or before April 30, 2002. If the Closing takes place after April 30, 2002, the Purchase Price shall be reduced by $200,000 for every complete day after April 30, 2002 on which the Condition Fulfillment Date (as defined below) has not occurred until August 1, 2002 (e.g. if the Condition Fulfillment Date occurs on June 1, 2002 the Purchase Price would be reduced by $6.2 million to $593.8 million). The transactions contemplated by this Section 1.1 are sometimes herein referred to as the "Stock Purchase."

                  1.2. Time and Place of Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP, Four Times Square, New York, New York 10036 at 9:30 a.m. on the business day following the date on which all of the conditions to each party's obligations hereunder have been satisfied or waived (the "Condition Fulfillment Date"). The date on which the Closing occurs and the transactions contemplated hereby become effective is referred to herein as the "Closing Date."

                  1.3. Deliveries by the Seller. Subject to the terms and conditions hereof, at the Closing, the Seller will deliver or cause to be delivered the following to the Buyer:

                  (a) certificates representing the Shares, accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer and with any and all required documentary stamps attached;

                  (b) a non-foreign Person Affidavit as provided by Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder;

                  (c) the Operating Agreement, the Transition Services Agreement and the Telecom Agreement (in each case as defined in Section 4.8); and

                  (d) all other documents, instruments and writings required to be delivered by the Seller at or prior to the Closing Date pursuant to this Agreement.

                  1.4. Deliveries by the Buyer. Subject to the terms and conditions hereof, at the Closing, the Buyer will deliver or cause to be delivered the following to the Seller:

                  (a) the Purchase Price, in immediately available funds, as set forth in Section 1.1 hereof;

                  (b) the Operating Agreement, the Transition Services Agreement and the Telecom Agreement; and

                  (c) all other documents, instruments and writings required to be delivered by the Buyer at or prior to the Closing Date pursuant to this Agreement.


                                 ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  The Seller hereby represents and warrants to the Buyer as follows:

                  2.1. Organization; Etc. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted or currently proposed to be conducted. Except as set forth in Section 2.1 of a disclosure schedule document being delivered by the Seller to the Buyer concurrently herewith (the "Disclosure Schedule"), the Company and each of its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the business, operations, results of operations, assets, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as whole (a "Company Material Adverse Effect"); provided, however, that any adverse effects on or changes in the Company or any of its Subsidiaries resulting from or relating to (i) the execution of this Agreement and the announcement of this Agreement and the transactions contemplated hereby or (ii) the announcement of the Restructuring or the commencement or pendency of proceedings under Title 11 of the United States Code (the "Bankruptcy Code") by or against Parent and/or its Subsidiaries (including the Company and its Subsidiaries) and subsequent disclosures related to the terms or status of the Restructuring or such proceedings, shall be excluded from the determination of a Company Material Adverse Effect. The Seller has heretofore delivered to the Buyer an accurate and complete copy of the certificate of incorporation of the Company, as amended to the date of this Agreement. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation, partnership or other entity or organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other shares having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                  2.2. Capitalization. (a) Section 2.2 of the Disclosure Schedule sets forth the number of issued and outstanding shares of capital stock of the Company and each of its Subsidiaries. Except as set forth in
Section 2.2 of the Disclosure Schedule, there are not, and at the Closing there will not be, any capital stock or other equity interests in the Company or any of its Subsidiaries issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Company or any of its Subsidiaries to offer, issue, transfer or sell, or to acquire or retire any of its own capital stock or other equity interests or the capital stock or other equity interests of any of its Subsidiaries, or any agreements, arrangements, or understandings granting any Person any rights in the Company or any of its Subsidiaries similar to capital stock or other equity interests. Except as set forth in Section 2.2 of the Disclosure Schedule, all of the Shares are owned by the Seller, and all of the outstanding shares of capital stock of the Company's Subsidiaries are owned by the Company or the wholly owned direct or indirect Subsidiary of the Company specified in Section 2.2. of the Disclosure Schedule, in each case, free and clear of all liens, pledges, charges, claims, security interests or other encumbrances, whether consensual, statutory or otherwise (collectively, "Liens"). There are not now, and at the Closing there will not be, any voting trusts or other agreements or understandings to which the Seller or the Company is a party or is bound with respect to the voting of the Shares. All of the Shares were issued by the Company in compliance with all applicable securities laws. Other than the Subsidiaries listed on
Section 2.2 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any equity or other ownership interest in any Person and neither the Company nor any of its Subsidiaries is a party to any Contract (as defined in Section 2.13) to purchase or provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person. As used in this Agreement, the word "Person" means any natural person, firm, partnership, joint-venture, association, corporation, company, trust, entity or organization, including a governmental authority.

                  (b) The consummation of the Stock Purchase will convey to the Buyer good title to the Shares, free and clear of all Liens, except for those created by the Buyer.

                  2.3. Authority Relative to this Agreement. The Seller has full power and authority to execute and deliver this Agreement and each of the agreements, documents and instruments to be executed and delivered in connection with the transactions contemplated hereby (the "Ancillary Agreements") to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the applicable Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action and no other proceedings on the part of the Seller are necessary to authorize this Agreement or the applicable Ancillary Agreements or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and the applicable Ancillary Agreements will be as of the Closing, duly and validly executed and delivered by the Seller and, assuming such agreements have been duly authorized, executed and delivered by the other parties thereto, constitute a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

                  2.4. Consents and Approvals; No Violations. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or as required under the Bankruptcy Code in connection with the Restructuring, no filing with, and no permit, authorization, consent or approval of, any public body or governmental authority, domestic or foreign, is necessary for the consummation by the Seller of the transactions contemplated by this Agreement or the Ancillary Agreements to which the Seller is a party; provided, that no representation or warranty is made as to any such approval that may be required by reason of the effect of the transactions contemplated hereby on any permit, authorization, consent or approval presently held by the Buyer. Neither the execution and delivery of this Agreement or the Ancillary Agreements by the Seller nor the consummation by the Seller of the transactions contemplated hereby or thereby nor compliance by the Seller with any of the provisions hereof or thereof will (a) conflict with or result in any breach of any provision of the certificate of incorporation of the Company, any of its Subsidiaries or the Seller, (b) except as set forth in Section 2.4 of the Disclosure Schedule, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any of the terms, conditions or provisions of any indenture, license, contract, agreement or other instrument or obligation to which the Company, any of its Subsidiaries or the Seller is a party or by which any of them or any of their respective properties or assets may be bound or (c) assuming that the filings under the HSR Act referred to in the first sentence of this Section 2.4 are duly and timely made, violate any order, writ, injunction or decree, or any provision of any federal, state, local or foreign law, statute, treaty, rule, regulation or ordinance (collectively, "Laws", and individually, a "Law") applicable to the Company, any of its Subsidiaries or the Seller or any of their respective properties or assets, except in the case of (b) or (c) for violations, breaches or defaults which, in the aggregate, would not have a Company Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby.

                  2.5. Financial Statements. Section 2.5 of the Disclosure Schedule contains (a) the audited consolidated balance sheet of the Company as of December 31, 1999 and 2000 (the "December Balance Sheets") and the related audited consolidated statements of income and cash flows for the years then ended and (b) the unaudited consolidated balance sheet of the Company as of September 30, 2001 (the "September 30 Balance Sheet" with September 30, 2001 being hereinafter referred to as the "Balance Sheet Date") and the related unaudited consolidated statements of income and cash flows for the nine months then ended (individually and collectively, the "Financial Statements"). Except as disclosed in Section 2.5 of the Disclosure Schedule, the Financial Statements were prepared in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied (except that the financial statements as of the Balance Sheet Date are subject to normal year-end adjustments, which would not, individually and in the aggregate, be material except as disclosed in
Section 2.5 of the Disclosure Schedule), and present fairly in all material respects the financial position, results of operations, and cash flows of the Company and its Subsidiaries as of the respective dates and for the respective periods indicated therein. Except as disclosed in Section 2.5 of the Disclosure Schedule, all related party transactions have been accounted for by use of consistent accounting policies and methodologies during the periods involved except as otherwise disclosed in the notes to the Financial Statements and except for changes in such accounting policies and methodologies which would not affect the comparability of such financial information in any material way. The Financial Statements have been derived from the books and records of the Company, which have been maintained in accordance with good business practice and all applicable Laws. Neither the December Balance Sheets nor the September Balance Sheet reflects any material amounts of barter or trade transactions or arrangements.

                  2.6. No Undisclosed Liabilities. (a) Except as set forth in Section 2.6 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, contingent, unasserted, determined, determinable or otherwise) except (i) liabilities and obligations in the respective amounts reflected or reserved against in the September 30 Balance Sheet, (ii) liabilities or obligations which were incurred since the Balance Sheet Date in the ordinary course of business of the Company and its Subsidiaries consistent with past practice, (iii) performance obligations under any Contract which is listed in Section 2.13 of the Disclosure Schedule or which is not required by the terms of Section 2.13 of this Agreement to be scheduled, (iv) liabilities with respect to Taxes or Tax Returns (which liabilities are the subject matter of the representations and warranties set forth in Section 2.21) and (v) liabilities and obligations that would not, individually and in the aggregate, have a Company Material Adverse Effect.

                  (b) Except as set forth in Section 2.6(b) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is the borrower, obligor or guarantor under any notes, bonds, mortgages or other debt obligations or obligations for borrowed money.

                  2.7. Absence of Certain Changes. Except as set forth in
Section 2.7 of the Disclosure Schedule, since the Balance Sheet Date, (a) neither the Company nor any of its Subsidiaries has suffered any adverse change in its business, operations, results of operations, assets, or condition (financial or otherwise), except such changes which, in the aggregate, would not have a Company Material Adverse Effect and (b) neither the Company nor any of its Subsidiaries has taken any actions which would, if taken after the date hereof, violate Section 4.1 hereof.

                  2.8. No Default. Except as set forth in Section 2.8 of the Disclosure Schedule, the Company is not in default, violation or breach (and no event has occurred which with notice or the lapse of time or both would constitute a default, violation or breach by the Company or any of its Subsidiaries or give rise to any right of termination, cancellation or acceleration) of any term, condition or provision of (a) its certificate of incorporation, (b) any Contract or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which it or any of its properties or assets may be bound, or (c) any order, writ, injunction or decree, or any Laws, applicable to the Company or any of its Subsidiaries or any of their properties or assets, which defaults, violations, breaches or rights would, in the aggregate, have a Company Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby.

                  2.9. Litigation. Except as set forth in Section 2.9 of the Disclosure Schedule, there is no action, suit, proceeding or, to the knowledge of the Seller, investigation pending or, to the knowledge of the Seller, threatened involving the Company or any of its Subsidiaries or their assets, at law or in equity, or by or before any governmental entity, which in the aggregate would have a Company Material Adverse Effect or involves the transactions contemplated by this Agreement.

                  2.10. Compliance with Law. (a) Except as set forth in
Section 2.10 of the Disclosure Schedule, the business of the Company and its Subsidiaries is not being and has not been conducted in violation of any applicable Law or any order, writ, injunction or decree of any domestic or foreign court or governmental entity, except for violations which in the aggregate would not have a Company Material Adverse Effect.

                  (b) Each of the Company and its Subsidiaries has and has had at all relevant times, all governmental permits, licenses and authorizations (collectively, "Permits") which are necessary to own its assets and to operate its business as conducted under all applicable Laws, except for Permits the failure to have, in the aggregate, would not have a Company Material Adverse Effect. Each of the Company and its Subsidiaries has complied with and is in compliance with the terms of its Permits, except where the failure to comply, in the aggregate, would not have a Company Material Adverse Effect.

                  2.11. Employee Benefit Plans. (a) Section 2.11(a) of the Disclosure Schedule sets forth (i) each material written and unwritten plan, program, policy or other arrangement (other than Affected Employee Agreements as defined in (ii) below) providing for severance, termination pay, equity-based awards, bonus or other incentive compensation (including stay bonuses but excluding sales commission plans), fringe benefits or other employee benefits whether formal or informal, and whether funded or unfunded, including without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), sponsored, maintained, contributed to, or required to be contributed to, for the benefit of, or with respect to any current or former employee, consultant, independent contractor, agent or principal of the Company or any of its Subsidiaries (each an "Affected Employee" and each such plan, program, policy or arrangement other than any multiemployer plan an "Affected Employee Plan") (including, but not limited to, any agreement or arrangement that obligates the Parent or any of its Subsidiaries to make any payment to any Affected Employee) and (ii) each material employment, severance, termination, consulting or similar agreement (except consulting agreements which can be terminated with 60 days or less notice without liability) between the Company or any of its Subsidiaries and any Affected Employee or with respect to which the Company or any of its Subsidiaries has any liabilities or obligations (each an "Affected Employee Agreement"). The Seller has delivered to the Buyer current, accurate and complete copies of all documents embodying each material Affected Employee Plan and each Affected Employee Agreement.

                  (b) Except as set forth in Section 2.11(b) of the Disclosure Schedule, at no time has the Company or any member of the Controlled Group (as hereinafter defined) contributed to or been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) and neither the Company nor any of its Subsidiaries has any liability, contingent or otherwise, with respect to any multiemployer plan. Except as set forth in Section 2.11(b) of the Disclosure Schedule, neither the Company nor any member of the Controlled Group presently sponsors, maintains, contributes to or is required to contribute to, or has since January 1, 1996, sponsored, maintained, contributed to or been required to contribute to, a "defined benefit plan" (within the meaning of Section 3(35) of ERISA), whether domestic or foreign (other than a plan mandated by the law of a foreign jurisdiction) (each such plan (other than any multiemployer plan) a "Controlled Group Plan"). There is no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA and Section 412 of the Code, with respect to any Controlled Group Plan, and the present value of all accrued benefits under each Controlled Group Plan, determined on a plan termination basis using the actuarial assumptions established by the Pension Benefit Guaranty Corporation (the "PBGC") as in effect on the date of determination, does not exceed the fair market value of the assets (which shall not include any accrued but unpaid contributions) of such Controlled Group Plan. Each Affected Employee Plan is and has been operated in material compliance with the terms of such plan and with all applicable Laws, including, without limitation, ERISA and the Code, and the Company and its Subsidiaries have performed all obligations required to be performed by them under each Affected Employee Plan. Neither the Company nor any member of its Controlled Group has incurred any liability under Title IV of ERISA to the PBGC in connection with any Controlled Group Plan which liability has not been fully paid prior to the date hereof, other than liability for premiums due the PBGC, which premiums have been or will be paid when due, and no steps have been taken by the plan sponsor or by the PBGC to terminate any Controlled Group Plan and no reportable event (within the meaning of Section 4043 of ERISA) and no event described in
Section 4062 or 4063 of ERISA has occurred with respect to any Controlled Group Plan. Each Affected Employee Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Code is so qualified. Except as disclosed in Section 2.11(a) of the Disclosure Schedule, the Company does not have any plan or commitment, whether legally binding or not, to establish any material new employee benefit or compensation plan, program, policy, practice or arrangement or to modify or terminate any existing Affected Employee Plan (and has not communicated to any Affected Employee any intention to do so). Neither the Company nor any member of the Controlled Group nor any "party-in-interest" or "disqualified person" with respect to any Affected Employee Plan has engaged in any transaction with respect to any Affected Employee Plan which has resulted or could result in the imposition of any tax under Section 4971, 4972, 4975, 4976, 4977, 4979, 4980 or 4980B of the Code that is or could be liabilities of the Company. There are no actions, proceedings, arbitrations, suits or claims pending, or to the knowledge of the Seller threatened, against any Affected Employee Plan, the Company or any plan official with respect to any Affected Employee Plan (other than routine benefit claims) and no Affected Employee Plan is under audit or investigation by the Internal Revenue Service, the Department of Labor or the PBGC and to the knowledge of the Seller no such audit or investigation is pending. Except as disclosed in Section 2.11(b) of the Disclosure Schedule, the retiree life insurance, medical and dental benefits described therein may be modified or terminated by the Company, subject only to the payment of claims incurred (whether or not reported) prior to such modification or termination. Except as disclosed in Section 2.11(b) of the Disclosure Schedule, neither the Company nor any member of the Controlled Group maintains or contributes to any Affected Employee Plan which provides, or has any liability to provide, life insurance, medical or dental benefits to any Affected Employee upon his retirement or termination of employment (except as may be required under Section 601 of ERISA and Section 4980B of the Code). Except as disclosed in Section 2.11(a) of the Disclosure Schedule, the execution of, and the performance of transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Affected Employee Plan, Affected Employee Agreement, trust or loan that will or may result in any payment (whether of incentive pay, severance pay or otherwise), acceleration, vesting, distribution or increase in benefits or obligation to fund benefits or the forgiveness of indebtedness with respect to any Affected Employee. For purposes of this
Section 2.11, "Controlled Group" shall include, collectively, each business, entity or other organization which is a member of a "controlled group," or an "affiliated service group" or under "common control" with the Company (within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA).

                  2.12. Intellectual Property. (a) Section 2.12(a) of the Disclosure Schedule sets forth a list of all registered trademarks, servicemarks and tradenames used in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted (other than the trademarks, servicemarks and tradenames of advertisers included in the directories). "Intellectual Property" means (i) all inventions (whether or not patentable) and all patents and patent applications, (ii) all trademarks, service marks, trade dress, logos, trade names, business names and domain names, together with all translations, adaptations, derivations, and combinations thereof, including the goodwill associated therewith, and all applications, registrations, and renewals in connection therewith,
(iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals therewith, (iv) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer/subscriber lists, supplier lists, pricing and cost information, and business and marketing plans and proposals), (v) all computer software (including data and related documentation), (vi) all other proprietary rights and (vii) all copies and tangible embodiments thereof (in whatever form or medium).

                  (b) Each of the Company and its Subsidiaries has valid and enforceable rights to use, whether through ownership thereof or by license, all Intellectual Property used in or necessary for the conduct of their businesses as now conducted and as presently planned to be conducted, except where the failure to have such rights would not, in the aggregate, have a Company Material Adverse Effect. Each of the Company and its Subsidiaries has taken all reasonable steps necessary to maintain and protect each item of its Intellectual Property except where the failure to do so in the aggregate would not have a Company Material Adverse Effect. Except as set forth in Section 2.12(b) of the Disclosure Schedule, no claim is pending or, to the knowledge of the Seller, threatened against the Company or any of its Subsidiaries to the effect that the rights of the Company or any of its Subsidiaries in or to any Intellectual Property owned by it are invalid or unenforceable or that the use by the Company or any of its Subsidiaries of any Intellectual Property infringes on the rights of any third party, or which challenges the ownership by the Company or any of its Subsidiaries of the Intellectual Property which each purports to own or the validity or effectiveness of any license relating to any Intellectual Property which each purports to license, except for such claims as would not, in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has misappropriated, infringed upon, or violated any Intellectual Property right of any third party and, to the knowledge of the Seller, no third party has misappropriated, infringed upon, or violated any Intellectual Property rights of the Company or any of its Subsidiaries, except for such misappropriations, infringements or violations as would not in the aggregate have a Company Material Adverse Effect.

                  2.13. Material Contracts. (a) Section 2.13(a) of the Disclosure Schedule sets forth a complete list, as of the date hereof, of the following agreements, contracts, arrangements or understandings, whether written or oral (collectively, "Contracts") to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets may be bound:

                        (i) each employment, severance, management, consulting and other Contract involving compensation for services rendered or to be rendered, in each case involving payments of more than $150,000 per year or extending beyond December 31, 2002 (Seller hereby represents that the Company and its Subsidiaries are not party to more than an aggregate of $1 million per year of Contracts involving such matters not terminable by the Company or any of its Subsidiaries on 30 days' or less notice without liability to the Company or any of its Subsidiaries and not set forth in Section 2.13 of the Disclosure Schedule) (except for severance payments to employees pursuant to the severance policy set forth in Section 2.11(a) of the Disclosure Schedule) ;

                        (ii) each lease relating to real property with a term of one year or longer;

                        (iii) each other Contract involving annual payments in excess of $250,000 per year, unless cancelable on 60 days or less notice for a nominal payment;

                        (iv) each Contract that contains a covenant not to compete or similar covenants for which the Company or its Subsidiaries is the obligor thereunder;

                        (v) each Contract concerning a partnership or joint venture;

                        (vi) each Contract containing an earnout or other provision which has as its purpose the sharing of revenue or profits for which the aggregate payment thereunder would exceed $25,000, the aggregate earnout payments for such Contracts not to exceed the amount set forth in
Section 2.13(a)(vi) of the Disclosure Schedule (subject to the assumptions contained therein);

                        (vii) each Contract creating a Lien securing payment of an amount in excess of $100,000 per year in any one case or $500,000 in the aggregate for all such Contracts;

                        (viii) each Contract relating to the printing, binding or distribution of any publication that involves annual payments in excess of $250,000; and

                        (ix) each other Contract which is material to the operations of the Company and its Subsidiaries.

                  (b) The Seller has made available to the Buyer true and complete copies of such written Contracts and summaries of such oral Contracts, or standard forms thereof. Except as set forth in Section 2.13(b) of the Disclosure Schedule, (i) all of such Contracts are valid and binding obligations of the Company and/or its Subsidiaries and, to the Seller's knowledge, the other party thereto and neither the Company nor any of its Subsidiaries nor, to the Seller's knowledge, the other party thereto is in breach of any such Contract, except for such failures to be valid and binding and for such breaches as, in the aggregate, would not have a Company Material Adverse Effect and (ii) except as would not, in the aggregate, have a Company Material Adverse Effect (without regard to clause
(ii) of the proviso contained in the definition thereof), the commencement of proceedings under the Bankruptcy Code by or against Parent, Seller or any of its Subsidiaries (other than the Company and its Subsidiaries) will not result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any of the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound.

                  2.14. Transactions with Affiliates. Except as set forth in Section 2.14 of the Disclosure Schedule, (i) since December 31, 2000, there have not been any transactions, and (ii) there are no Contracts, between the Company or any of its Subsidiaries, on the one hand, and Parent or any of its affiliates (other than the Company or its Subsidiaries), on the other hand, in each case other than transactions and Contracts which are not, in the aggregate, material. This Section 2.14 does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they are made, not misleading. For all purposes of this Agreement, including Article VII hereof, when considering the accuracy of the representation and warranty set forth in this Section 2.14, benefits from matters not disclosed in Section 2.14 shall be aggregated and netted against the aggregate detriments from such matters.

                  2.15. Business and Properties. Except as set forth in
Section 2.15 of the Disclosure Schedule, the business, properties, assets (tangible or intangible), and rights held, owned or used by the Company or any of its Subsidiaries and which the Buyer is acquiring indirectly at the Closing by its purchase of the Shares, constitute all of the business, properties, assets (tangible or intangible) and rights used in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted. Except as set forth in Section 2.15 of the Disclosure Schedule, the interest which the Buyer is acquiring in each of the assets upon the consummation of the transactions contemplated by this Agreement will either be an ownership interest in the asset or an interest pursuant to a legally binding Contract.

                  2.16. Environmental Matters. Except as set forth in
Section 2.16 of the Disclosure Schedule: (a) each of the Company and its Subsidiaries is in compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution, protection of human health or the environment or health and safety of employees (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for any failure to comply that would not in the aggregate have a Company Material Adverse Effect, (b) neither the Company nor any of its Subsidiaries has received written notice of, or, to the knowledge of the Seller, is the subject of, any action, cause of action, claim, investigation, demand or notice by any Person or entity alleging liability under or non-compliance with any Environmental Law which would in the aggregate have a Company Material Adverse Effect, (c) neither the Company nor any of its Subsidiaries has entered into or agreed to any consent decree or order, or is subject to any judgment, decree or judicial order relating to compliance with, or the cleanup of regulated substances under, any applicable Environmental Law, and (d) all the real property owned or leased or otherwise occupied by the Company or any of its Subsidiaries is free from any Hazardous Substances (except those authorized pursuant to and in accordance with Environmental Laws) and free of all contamination arising from, relating to, or resulting from any such Hazardous Substances except for such Hazardous Substances and contamination that would not in the aggregate have a Company Material Adverse Effect. For purposes of this
Section 2.16, "Hazardous Substances" shall mean any hazardous substances within the meaning of Section 101(14) of CERCLA, or any pollutant, including petroleum or any fractions thereof.

                  2.17. Labor Relations. Except as set forth in Section
2.17 of the Disclosure Schedule, there is no unfair labor practice complaint or other proceeding against the Company or any of its Subsidiaries pending before the National Labor Relations Board which, if adversely decided, in the aggregate would have a Company Material Adverse Effect. Except as set forth in Section 2.17 of the Disclosure Schedule, there is no (and since December 31, 1999 has been no) labor strike, work stoppage or arbitration proceeding pending or involving or, to the knowledge of the Seller, threatened against the Company or any of its Subsidiaries which in the aggregate would have a Company Material Adverse Effect. Except as set forth in Section 2.17 of the Disclosure Schedule, to the Seller's knowledge, there are no (and since December 31, 1999 have been no) organizing efforts by any union or other group seeking to represent any employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement.

                  2.18. Title to Assets. Except as set forth in Section
2.18 of the Disclosure Schedule, each of the Company and its Subsidiaries has good, and, in the case of real property, marketable, title to the assets it purports to own, free and clear of any Liens, except for (i) Liens for current taxes not yet due and payable, (ii) Liens which would not, in the aggregate, have a Company Material Adverse Effect and (iii) mechanics', carriers', workers' and other similar Liens arising or incurred in the ordinary course of business consistent with past practice, none of which Liens in the case of clauses (i)-(iii), in the aggregate, would materially interfere with the utilization of such properties or assets for their intended purposes. A list of all real property owned by the Company or any of its Subsidiaries is set forth on Section 2.18 of the Disclosure Schedule.

                  2.19. Brokers and Finders. Neither the Seller nor the Company nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, except for fees and expenses payable to Credit Suisse First Boston, which will be paid by Parent.

                  2.20. Insurance. Section 2.20 of the Disclosure Schedule sets forth a list of all material insurance policies presently in effect (including policies obtained in the past which continue to provide insurance coverage at present) with respect to the Company or any of its Subsidiaries. The Seller has heretofore delivered to, or made available for review by, the Buyer accurate and complete copies of each such policy. All such policies are valid, outstanding and enforceable; there are no material claims pending as to which the insurers have denied liability or are reserving their rights; and all material claims have been timely and properly filed. Neither the Company nor any of its Subsidiaries (nor Parent with respect to the Company or its Subsidiaries) has been refused any insurance with respect to any aspect of the operations of the Company or any of its Subsidiaries nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last three years. No notice of cancellation or termination has been received by the Company or any of its Subsidiaries with respect to any such policy.

                  2.21. Taxes. Except as set forth in Section 2.21 of the Disclosure Schedule:

                  (a) With respect to each of the Company and its Subsidiaries, (i) all material returns, statements, reports, estimates, declarations and forms with respect to Taxes (as defined in Section 4.6) (collectively, "Tax Returns") required to be filed on or before the Closing Date have been or will have been, timely filed in accordance with any applicable Laws, (ii) all Taxes due and payable pursuant to such Tax Returns (whether or not shown on such returns) have been or will be timely paid, and (iii) all Taxes for which a notice of, or assessment or demand for, payment has been received or which are otherwise due and payable have been paid or accrued on the financial books and records of the Company or any of its Subsidiaries. All such Tax Returns are true, correct and complete in all material respects. As of the Balance Sheet Date the Company and its Subsidiaries had no material liability for Taxes in excess of the accruals for Taxes reflected on the September 30 Balance Sheet.

                  (b) With respect to each of the Company and its Subsidiaries, (i) there is no action, suit, proceeding, audit, written claim, Lien (other than Liens for Taxes not yet due and payable or which are being contested in good faith), or assessment pending or proposed with respect to Taxes or with respect to any Tax Return, (ii) all material amounts required to be collected or withheld with respect to Taxes have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly and timely remitted,
(iii) no extension of time within which to file any Tax Return has been requested which Tax Return has not since been filed, (iv) there are no material waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Return which remain in effect, (v) there are no tax rulings, requests for rulings, applications for change in accounting methods or closing agreements relating to the Company or any of its Subsidiaries which could reasonably be expected to affect its liability for Taxes for any period after the Closing Date, and (vi) none of the Seller, the Company or any of its Subsidiaries has agreed to, or is required to include in income, any adjustment pursuant to Section 481(a) or 482 of the Code (or similar provisions of other Law) (nor has any taxing authority proposed any such adjustment or change of accounting method).

                  (c) The Company and each of its Subsidiaries is a member of a U.S. consolidated return filing group of which Parent is the common parent. Since 1990, neither the Company nor any of its Subsidiaries has been a member of any other consolidated return group. Neither the Company nor any of its Subsidiaries is a party to any tax sharing or similar agreement which will be in effect with respect to the Company or any of its Subsidiaries after the Closing Date.

                  2.22. List of Publications. Section 2.22 of the
Disclosure Schedule contains a true and complete list of each telephone directory to be published by the Company or any of its Subsidiaries at any time from the date hereof to December 31, 2002 and the respective dates of delivery.

                  2.23. Solvency. Upon the consummation of the transactions contemplated under this Agreement, (i) the Seller will not be insolvent or become insolvent as a result of the transactions contemplated under this Agreement, (ii) the Seller will not be left with an unreasonably small capital, (iii) the Seller will not have incurred debts beyond its ability to pay such debts as they mature and (iv) the capital of the Seller will not be impaired, in each case as a result of the transactions contemplated under this Agreement or the financial condition of the Seller as of the Closing. For purposes of this Section 2.23, "insolvent" shall be defined as set forth in Section 101 of the Bankruptcy Code, and as defined under applicable State fraudulent conveyance and fraudulent transfer laws.

                  2.24. Price Lists. Seller has delivered to Buyer true and complete lists of current standard prices (the "Price Lists") charged for advertisements by new advertisers in the Directories, as well as the date and amount of the last price increase for the Directories. Section 2.24 of the Disclosure Schedule sets forth a true and complete list of the Company's standard pricing and discount plans with respect to the business (excluding directory specific and temporary discount programs).

                  2.25. AMDOCS Agreement. Except as set forth in Section
2.25 of the Disclosure Schedules, neither the Company nor any of its Subsidiaries owes any payment obligation or other obligation to AMDOCS, Inc. or any of its affiliates, other than those obligations expressly provided for pursuant to the License and Services Agreement dated as of December 1, 1997 by and between McLeodUSA Publishing Company and AMDOCS, Inc. (the "AMDOCS Agreement") and order number one thereunder (true and complete copies of each of which have been provided to the Buyer). Except as set forth in Section 2.25 of the Disclosure Schedules and order number one under the AMDOCS Agreement, there is no purchase order or other order that remains in effect under the AMDOCS Agreement.

                  2.26. CCD. The costs allocated to Consolidated
Communications Directories, Inc. ("CCD") in the planned 2001 and 2002 operating budgets for the Company and its Subsidiaries that could not be eliminated if CCD were not operating (subject to the assumptions contained in such budgets) would not exceed $1.2 million for each such year.

                                ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE BUYER

                  The Buyer hereby represents and warrants to the Seller as follows:

                  3.1. Corporate Organization; Etc. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power or authority is not, in the aggregate, reasonably likely to have a material adverse effect on the business, operations, results of operations, assets, condition (financial or otherwise) of the Buyer (a "Buyer Material Adverse Effect").

                  3.2. Authority Relative to this Agreement. The Buyer has all requisite corporate authority and power to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby by the Buyer have been duly and validly authorized by all required corporate action on the part of the Buyer and no other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and the Ancillary Agreements will be as of the Closing, duly and validly executed and delivered by the Buyer and, assuming such agreements have been duly authorized, executed and delivered by the other parties thereto, constitutes a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

                  3.3. Consents and Approvals; No Violations. Except for applicable requirements of the HSR Act, no filing with, and no permit, authorization, consent or approval of any public body or governmental authority is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement or the Ancillary Agreements; provided that no representation or warranty is made as to any such approval that may be required by reason of the effect of the transactions contemplated hereby on any permit, authorization, consent or approval held by the Company or any of its Subsidiaries. Neither the execution and delivery of this Agreement or the Ancillary Agreements by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby or thereby nor compliance by the Buyer with any of the provisions hereof or thereof will (a) conflict with or result in any breach of any provision of the charter or bylaws of the Buyer, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Buyer or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (c) assuming that the filings referred to in the first sentence of this Section 3.3 are duly and timely made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer, any of its Subsidiaries or any of their properties or assets, except in the case of (b) and (c) for violations, breaches or defaults which are not in the aggregate reasonably likely to have a Buyer Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby.

                  3.4. Acquisition of Shares for Investment. The Buyer is acquiring the Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Shares. The Buyer agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws, except pursuant to an exemption from such registration under such Act and such laws.

                  3.5. Sufficient Funds. As of the date hereof, Buyer has the financing commitments listed on Section 3.5 of the Disclosure Schedule, and on the Closing Date, Buyer will have sufficient funds on hand or committed lines of credit to consummate the transactions contemplated by this Agreement. Upon the consummation of the Stock Purchase, (i) the Buyer will not be insolvent, (ii) the Buyer will not be left with an unreasonably small capital, (iii) the Buyer will not have incurred debts beyond its ability to pay such debts as they mature and (iv) the capital of the Buyer will not be impaired, in each case as a result of the financing of the Stock Purchase or the financial condition of the Buyer as of the Closing.

                  3.6. Brokers and Finders. Neither the Buyer nor any of its Subsidiaries has employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.


                                 ARTICLE IV

                          COVENANTS OF THE PARTIES

                  4.1. Conduct of Business of the Company. Except as set forth in Section 4.1 of the Disclosure Schedule or as expressly contemplated by this Agreement (including, without limitation, the terms of the Restructuring and, if applicable, commencement and presentation of case filed under Chapter 11 of the Bankruptcy Code, whether voluntary or involuntary, by or against the Parent and/or its Subsidiaries (including the Company and its Subsidiaries)) or with the prior consent of the Buyer, during the period from the date of this Agreement to the Closing, the Seller will cause the Company and its Subsidiaries (i) to conduct their business and operations in the ordinary course of business consistent with past practice except in connection with the transactions contemplated hereby and (ii) to use all reasonable efforts to preserve intact its properties, assets and business organization and relationships with third parties, in each case in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, (and except as set forth in Section 4.1 of the Disclosure Schedule or as expressly contemplated by this Agreement (including, without limitation, the terms of the Restructuring and, if applicable, commencement and presentation of case filed under Chapter 11 of the Bankruptcy Code, whether voluntary or involuntary, by or against the Parent and/or its Subsidiaries (including the Company and its Subsidiaries)), the Seller will cause the Company and its Subsidiaries not to, prior to the Closing, without the prior written consent of the Buyer, such consent not to be unreasonably withheld:

                  (a) declare, set aside or make any non-cash distribution with respect to any of the Shares or shares of capital stock of the Subsidiaries;

                  (b) transfer any asset included in the calculation of Net Working Capital pursuant to Section 4.11 (x) as a distribution with respect to any of the Shares or (y) in payment of any intercompany account;

                  (c) redeem, purchase or otherwise acquire any outstanding Shares;

                  (d) amend its certificate of incorporation or bylaws;

                  (e) whether or not in the ordinary course of business consistent with past practice, acquire or dispose of any property or assets that are in the aggregate material;

                  (f) enter into any Contracts or transactions, except Contracts or transactions made in the ordinary course of business consistent with past practice;

                  (g) change in any respect any of the accounting principles or practices used by it (except as required by GAAP);

                  (h) engage in any transactions with, or enter into any binding Contracts with, the Seller or any of its affiliates (other than among the Company and its Subsidiaries) other than transactions in the ordinary course of business consistent with past practice;

                  (i) enter into, adopt, amend or terminate any agreement relating to the compensation or severance of any officer or director of the Company or any of its Subsidiaries, except to the extent required by law or any agreements set forth in the Disclosure Schedule;

                  (j) enter into, adopt, amend or terminate any agreement relating to the compensation or severance of any non-officer or director employees of the Company or any of its Subsidiaries, other than in the ordinary course of business, except to the extent required by law or any agreements set forth in the Disclosure Schedule;

                  (k) grant any increase in compensation or benefits to any particular employee other than in the ordinary course in connection with a periodic performance review, or grant any general increase in compensation or benefits to any group of employees;

                  (l) make any material Tax election (unless required by applicable Law or consistent with past practice) or settle any material Tax liability which is the subject of dispute between Parent, the Seller, the Company or one of its Subsidiaries, on the one hand, and a governmental entity, on the other hand;

                  (m) fail to maintain in full force and effect its insurance policies (or comparable insurance policies);

                  (n) establish or adopt any new benefit plan or amend or terminate any existing benefit plan other than as required by law;

                  (o) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any Contract other than in the ordinary course of business consistent with past practices;

                  (p) enter into any non-compete Contracts under which the Company is obligor, or modify or waive any of the Company's rights under any existing material confidentiality or non-compete Contract under which it is the beneficiary;

                  (q) change the payment terms available to its customers (including with respect to discounts and timing) from those currently in effect, or change the delivery schedule of any of its directories;

                  (r) take any action that would cause any of the representations and warranties of the Seller to be untrue; or

                  (s) agree to take any of the foregoing actions.

                  Except as set forth in Section 4.1 of the Disclosure Schedule, prior to the Closing Date, neither the Company nor any of its Subsidiaries will (x) incur any indebtedness for borrowed money or issue or sell any debt securities or assume, guarantee or endorse the obligations of any other Persons or (y) mortgage, encumber or subject to any Lien any of its material property or assets.

                  4.2.    Access to Information.

                  (a) From the date of this Agreement to the Closing, the Seller will cause each of the Company and its Subsidiaries to (i) give the Buyer and its authorized representatives reasonable access to their books, records, personnel, offices and other facilities and properties and their accountants and their accountants' work papers, (ii) permit the Buyer to make such copies and inspections thereof as the Buyer may reasonably request and (iii) cause the Company's officers to furnish the Buyer with such financial and operating data and other information with respect to the business and properties of each of the Company and its Subsidiaries as the Buyer may from time to time reasonably request; provided, however, that any such access shall be conducted at a reasonable time and in such a manner as not to interfere unreasonably with the operation of the business of the Company or any or its Subsidiaries.

                  (b) All such information and access will be treated in accordance with the provisions of the Confidentiality Agreement between Parent and Purchaser, dated as of December 10, 2001 (the "Confidentiality Agreement").

                  (c) From and after the Closing Date, for the purpose of allowing Buyer to prepare historical financial statements of the Company and its Subsidiaries, the Seller will, at Buyer's sole cost and expenses,
(i) give the Buyer and its authorized representatives reasonable access to its books, records and personnel and its accountants and their work papers,
(ii) permit the Buyer to make such copies and inspections thereof as the Buyer may reasonably request and (iii) cause the Seller's officers to furnish the Buyer with such historical financial and operating data and other historical information with respect to the business of each of the Company and its Subsidiaries as the Buyer may reasonably request; provided, however, that any such access shall be conducted at a reasonable time and in such a manner as not to interfere unreasonably with the operation of the business of the Seller or any of its affiliates; provided, further, that neither the Seller nor any of its affiliates shall be deemed to make any representation or warranty as to such financial statements or other information so provided.

                  (d) Seller shall, as promptly as practicable after the end of each calendar month prior to the Closing, provide to Buyer the Company's monthly management accounting package which shall include consolidated balance sheets of the Company and related consolidated statements of income and cash flows for such month, which shall be prepared consistently with past practices.

                  (e) Seller shall use all reasonable efforts to deliver to Buyer by March 31, 2002 (at Buyer's sole cost and expense) the audited consolidated balance sheet of the Company as of December 31, 2001 and the related audited consolidated statements of income and cash flows for the year then ended; provided that in no event will the failure to deliver such audited statements to Buyer be deemed to be a breach of this Agreement for purposes of Section 5.3(b).

                  4.3. Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to fulfill the conditions to the parties' obligations hereunder and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, making all required filings and applications and complying with or responding to any requests by governmental agencies and obtaining all consents, approvals, orders, waivers, licenses, permits and authorizations required in connection with the transactions contemplated hereby. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall take or cause to be taken all such necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by the other party for such purposes or otherwise to consummate and make effective the transactions contemplated hereby.

                  4.4. Public Announcements. The Seller and the Buyer will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement without the prior approval of the other party, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or automated quotation system.

                  4.5. Employee Matters. (a) From and after the Closing Date, the active employees of the Company and its Subsidiaries as of the Closing Date (the "Employees") shall, for the two year period commencing on the Closing Date, be provided with benefit plans or arrangements which, in the aggregate, provide substantially comparable benefits (other than the benefit plans and arrangements set forth in Section 4.5(a) of the Disclosure Schedule) as were provided to the Employees immediately prior to the Closing Date. For purposes of this Section 4.5, "active employees" include, without limitation, employees of the Company who are on short-term disability and on authorized leave of absence, and exclude employees who are on long-term disability, terminated or retired. Such Employees shall receive credit for past service with the Company and its predecessors or affiliates for purposes of eligibility, vesting and vacation accrual under any such benefit plans and arrangements, including, but not limited to, satisfaction of any preexisting condition exclusion under any such plan providing health care coverage, and shall also be given credit for amounts expended prior to the Closing Date for purposes of deductibles or out of pocket limitations applicable under such plans. Nothing in this Section 4.5(a) will require the Buyer or the Company or any of its Subsidiaries to maintain any particular plan or arrangement in effect or to maintain the employment of any Employee after the Closing.

                  (b) The Seller will take all actions necessary to provide for the full vesting of all Employees' accounts as of the Closing Date under the McLeodUSA Incorporated 401(k) Profit Sharing Plan. The Buyer shall cause its 401(k) plan to accept a transfer of the existing plan loans to Employees who elect to undertake a direct rollover of their account balances under the Seller's 401(k) plan, and Seller shall reasonably cooperate in effecting such transfers. The Seller will take all actions necessary (i) to provide for the full vesting of the accrued benefits of all Employees who are participants in the Illinois Consolidated Telephone Company Retirement Income Plan for Hourly Employees (the "ICTC Plan") and
(ii) to treat service with Buyer or the Company or any Subsidiary after the Closing as service with Seller or one of its Affiliates for purposes of determining an Employee's date of retirement and eligibility for early retirement benefits (including any subsidized early retirement benefits) but not for purposes of accruing additional normal retirement benefits.

                  (c) The Buyer presently intends to adopt an equity-based plan pursuant to which Buyer in its sole discretion may make grants of equity based compensation to select senior executives of the Company and its Subsidiaries.

                  (d) The Seller and the Buyer acknowledge that the Closing of the Stock Purchase will constitute a termination of the employment of each current Employee for purposes of Parent's equity-based plans and arrangements and that, in accordance with the provisions of Parent's equity plans and arrangements, such employees will have a maximum of 30 days following the Closing in which to exercise any outstanding, vested Seller stock options.

                  (e) The Seller shall indemnify and hold harmless the Buyer and its affiliates, and their successors and assigns, from and against any liability arising out of the Company or any of its Subsidiaries being jointly and/or severally liable, on, before or after the Closing, under Code Sections 412, 4971 or 4980, or ERISA Section 302 or Sections 601 through 609, or Title IV of ERISA, by reason of any of them being considered to have been a member of a Controlled Group with the Seller or any other member of Seller's Controlled Group.

                  (f) The Seller shall retain responsibility for and continue to pay all medical, life insurance, disability and other welfare plan expenses and benefits for all Employees and former employees of the Company with respect to claims incurred by such employees or former employees or their covered dependents on or prior to the Closing Date. Expenses and benefits with respect to claims incurred by Employees and their covered dependents after the Closing Date shall be the responsibility of the Buyer. The Seller shall be responsible for all legally mandated continuation of health care coverage for all former employees and their covered dependents who participated in a plan maintained by Parent, the Seller or any of their affiliates and who had or have a loss of health care coverage due to a qualifying event (as defined under applicable law) occurring as of or prior to the Closing Date.

                  (g) Seller agrees that (1) neither Buyer nor any of its affiliates shall have any liability (A) with respect to that letter agreement between Parent and Arthur L. Christofferson dated September 20, 1996 providing for severance benefits under certain circumstances following a change in control, (B) with respect to that employment agreement between McLeodUSA Publishing Company and James A. Haddad dated January 1, 1991, as amended, providing for severance benefits under certain circumstances following a change in control, (C) arising out of or relating to the ICTC Plan, the Illinois Consolidated Retirement Income Plan for Salaried and Affiliated Employees, Parent's equity-based plans, the termination of any of such plans or the termination or waiver of the participation of any employees or former employees of the Company or any of its affiliates in either such plans, or (D) with respect to the McLeodUSA Incorporated Deferred Compensation Plan for Certain Employees and (2) Seller shall indemnify and hold harmless Buyer and its affiliates against all Damages (as defined in Section 7.2) that relate to, arise out of, or are the result of any of the foregoing.

                  4.6.    Tax Matters.

                  (a) (i) For all Pre-Closing Periods for which the Company or any of its Subsidiaries is required or eligible to do so, the Company or any such Subsidiary shall join in all consolidated, combined or unitary federal, state or local income Tax or franchise Tax Returns of Parent (or any Tax Affiliate) ("Parent Tax Returns"), and, in each jurisdiction where this is required or permissible under applicable law, the taxable year of the Company and each of its Subsidiaries shall be terminated as of the Closing Date. Parent and the Seller shall prepare or cause to be prepared and timely filed all such Parent Tax Returns. Without duplication of
Section 4.6(b), Parent or Seller shall timely pay all Taxes shown to be due on such Tax Returns.

                          (ii) The Seller shall prepare or cause to be
prepared and the Buyer shall timely file all income Tax Returns of the Company and its Subsidiaries for all Pre-Closing Periods (other than those Tax Returns referred to in Section 4.6(a)(i)), which Tax Returns have not been filed as of the Closing Date. Without duplication of Section 4.6(b), Parent or Seller shall pay all Taxes due with respect to such Tax Returns.

                          (iii) The Buyer shall prepare or cause to be
prepared and file all Tax Returns (including Tax Returns with respect to all Straddle Periods) with respect to the Company and the Subsidiaries for which the Seller or Parent does not have filing responsibility pursuant to
Section 4.6(a)(i) or (ii). Upon timely written notice from the Buyer, no later than ten days prior to the due date for the filing of each Tax Return for a Straddle Period, the Seller shall pay to the Company the amount of Taxes shown as due thereon that is attributable to the pre-closing portion of such Straddle Period determined in accordance with Section 4.6(a)(vi) minus any amount accrued or reserved for such Taxes in Net Working Capital.

                          (iv) In connection with the preparation of all
Tax Returns referred to in this Section 4.6(a), Parent and the Seller, on the one hand, and the Buyer and the Company, on the other hand, shall each fully cooperate with the other and provide such timely assistance to the other as may be reasonably requested.

                          (v) The Tax Returns referred to in Section
4.6(a)(i), (ii) and the Straddle Period Tax Returns referred to in Section 4.6(a)(iii) shall be prepared in a manner consistent with past practice, unless a contrary treatment is required by applicable law. The Seller shall cause any Tax Return that is required to be filed under Section 4.6(a)(i) or (ii), and the Buyer shall cause any Tax Returns for a Straddle Period that is required to be filed by the Buyer under Section 4.6(a)(iii), to be made available to the other party for its review and approval no later than 20 days prior to the due date for the filing of such Tax Return (taking into account proper extensions); such approval shall not be unreasonably withheld or delayed and shall not be required where such Tax Returns have been prepared in accordance with past practice (including without limitation, as to accounting methods and methods of measuring sales, income, property values or other relevant items), or a contrary treatment is required by applicable law.

                          (vi) For purposes of this Agreement, (A) the
amount of Taxes attributable to the pre-closing portion of a Straddle Period shall be determined based on an interim closing of the books as of the close of the Closing Date, except that the amount of any such Taxes that are imposed on a periodic basis shall be determined by reference to the relative number of days in the pre-closing and post-closing portions of such Straddle Period; and (B) the taxable year of any partnership or other pass- through entity in which the Company is partner or other beneficial interest holder shall be deemed to terminate on the Closing Date.

                  (b) (i) Without duplication, Parent and the Seller shall, jointly and severally, be responsible for and indemnify, defend and hold the Buyer, the Company and its Subsidiaries harmless from and against any and all Taxes and other Damages, as incurred, to the extent they consist of, relate to, arise out of or are the result of (A) Taxes of or attributable to the Company or any of its Subsidiaries with respect to all Pre-Closing Periods; (B) Taxes of or attributable to the Company or any of its Subsidiaries with respect to the pre-closing portion of any Straddle Period; (C) Taxes payable by the Company or any of its Subsidiaries with respect to any Pre-Closing Period or any Straddle Period by reason of the Company or one of its Subsidiaries being severally liable for the Tax of any Tax Affiliate pursuant to Treasury Regulation Section 1.1502-6 or any analogous state or local Tax law; (D) any amount required to be paid by the Company or any of its Subsidiaries under an indemnification agreement (other than this Agreement) or on a transferee liability theory, in respect of any Taxes of any Person, which indemnification agreement or application of transferee liability theory relates to an acquisition, disposition or similar transaction occurring on or prior to the Closing Date; (E) to the extent not included in the other clauses of this Section 4.6(b)(i), by reason of the breach by Seller or Parent or any of their affiliates of any representation, warranty, covenant or agreement contained in Section 2.21 or Section 4.6 of this Agreement (without duplication); (F) any Taxes of the Company or any Subsidiary with respect to Post-Closing Periods or the post- closing portion of a Straddle Period resulting from (i.e., that would not have been incurred in that period but for) any adjustments pursuant to
Section 481(a) of the Code with respect to Pre-Closing Periods or the pre-closing portion of a Straddle Period; and (G) receipt of any payments pursuant to this Section 4.6(b)(i); provided, however, that Seller or Parent shall be required to indemnify the Buyer pursuant to this Section 4.6(b)(i) only if and to the extent that the amount of such Tax or such other Damages exceeds the sum of (y) the aggregate amount previously reimbursed to the Buyer, the Company and its Subsidiaries by the Seller for such Tax pursuant to Section 4.6(a) and (z) in the case of a Tax other than an income Tax, the amounts accrued for or reserved for Taxes in computing Net Working Capital.

                          (ii) Without duplication, the Buyer shall be
responsible for and indemnify, defend and hold Parent and the Seller harmless from and against any and all Taxes and other Damages, as incurred, to the extent they consist of, relate to, arise out of or are the result of
(A) Taxes of or attributable to the Company or any of its Subsidiaries with respect to all Post-Closing Periods; (B) Taxes of or attributable to the Company or any of its Subsidiaries with respect to the post-closing portion of any Straddle Period; (C) any liability for Taxes attributable to breach by the Buyer or any of its affiliates (other than the Company or any of its Subsidiaries in the Pre-Closing Period or the pre-closing portion of the Straddle Period) of any warranty, covenant or agreement relating to Taxes under Section 4.6 of this Agreement; (D) any liability for Taxes of or attributable to the Company or any of its Subsidiaries resulting from an action (other than an action taken by Parent or Seller or any of their affiliates) of or with respect to the Company or any of its Subsidiaries after the Closing on the Closing Date which is not (y) in the ordinary course of business or (z) an action contemplated by this Agreement or in connection with the Restructuring; and (E) receipt of any payments pursuant to this Section 4.6(b)(ii); provided, however, that in the case of clause
(A) or (B), Buyer shall not be responsible for Taxes or other Damages pursuant to this Section 4.6(b)(ii) to the extent that Parent or the Seller is responsible for such Taxes pursuant to Section 4.6(b)(i).

                          (iii) Any payment required to be made pursuant to
this Section 4.6(b) shall be made promptly, but in no event later than 10 days, after written request therefor, which request shall set forth in reasonable detail the basis for calculating the amount requested.

                          (iv) In the event that any Person has been
indemnified for any Tax pursuant to this Section 4.6(b) and the payment or accrual of such Tax results in a deduction which in turn results in an actual reduction in the Tax liability of the indemnified Person or any affiliate thereof for any Tax period, then (without duplication for any such reduction otherwise taken into account) the indemnified Person will pay to the indemnifying party the amount of such reduction in Tax liability at the time such Person actually realizes such reduction in Tax liability through receipt of a refund of Tax or a credit against Tax liability then due and payable. For purposes of this paragraph, a payment or accrual of a Tax liability results in an actual reduction in Person's Tax liability with respect to a Tax period, only to the extent that the amount of such Person's Tax liability with respect to such period, taking into account such accrual or payment, is less than the amount of such liability determined without regard to such payment or accrual. To the extent permitted by applicable law, the parties agree to treat all indemnity payments made pursuant to this Agreement, and all other payments under this
Section 4.6, as adjustments to the Purchase Price or as capital contributions to the Company, as appropriate, for all income Tax purposes.

                  (c) (i) Each of Parent and the Seller, on the one hand, and the Buyer and the Company and its Subsidiaries, on the other hand, shall notify the other party in writing within 15 days of receipt of written notice of any pending or threatened examination, audit or other administrative or judicial proceeding relating to any Tax (a "Tax Audit") that could reasonably be expected to result in an indemnification obligation under this Agreement of such other party pursuant to this Agreement. If the recipient of such notice of a Tax Audit fails to provide such notice to the other party it shall not be entitled to indemnification for any Taxes arising in connection with such Tax Audit, but only to the extent, if any, that such failure shall have adversely affected the indemnifying party's ability to defend against, settle, or satisfy any action, suit, or proceeding against it, or any damage, loss, claim, or demand for which the indemnified party is entitled to indemnification hereunder.

                          (ii) If a Tax Audit relates to any Pre-Closing
Period or to any Taxes for which the Seller is or may be liable hereunder, the Seller shall at its expense control the proceeding, defense and settlement of such Tax Audit to the extent it relates to such Taxes. If such Tax Audit relates to any Post-Closing Period or to any Taxes for which the Buyer is or may be liable hereunder, the Buyer shall at its expense control the defense and settlement of such Tax Audit to the extent that it relates to such Taxes. The party not in control of the defense shall have the right to observe the conduct of any Tax Audit at its own expense, including through its own counsel and other professional experts. The Buyer and the Seller (or Parent) shall jointly represent the Company or any relevant Subsidiary in any Tax Audit relating to a Straddle Period, and fees and expenses related to such representation shall be paid equally by the Buyer and the Seller.

                          (iii) Notwithstanding Section 4.6(c)(ii), to the
extent that an issue raised in any Tax Audit controlled by one party or jointly controlled could materially affect the liability for Taxes of the other party, the controlling party shall not, and neither party in the case of joint control shall, enter into a settlement without the consent of the other, which consent shall not be unreasonably withheld or delayed. Where a party withholds its consent to any final settlement, that party may continue or initiate further proceedings, at its own expense, and the liability of the party that wished to settle (as between the consenting and the non-consenting party) shall not exceed the liability that would have resulted from the proposed final settlement (including interest, additions to tax and penalties that have accrued at that time), and the non-consenting party shall indemnify the consenting party for any such excess.

                  (d) Any refunds or credits of Taxes (i) of the Company or any of its Subsidiaries plus any interest received with respect thereto for any Pre-Closing Period (to the extent not included in the calculation of Net Working Capital) or (ii) for which Parent or the Seller is otherwise liable pursuant to Section 4.6(b), shall, in each such case, be for the account of the Seller and shall be paid by the Buyer or the Company to the Seller within ten days after such refund is received or after the relevant Tax Return is filed in which the credit is applied against the Buyer's, the Company's or the relevant Subsidiary's liability for Taxes for the Post-Closing Period, net of any Taxes the Buyer, the Company or the relevant Subsidiary is required to pay on account of the receipt of such refund or credit, taking into account the deductibility of such payments to the Seller or Parent. The Seller shall not apply for any refund that will have an adverse effect on any Post-Closing Period Tax Return or the post-closing portion of a Straddle Period Tax Return without the consent of the Buyer, which consent will not be unreasonably withheld or delayed (it being understood that it would be unreasonable for the Buyer to withhold consent if Seller or Parent agrees to fully indemnify Buyer for such adverse effect). Any refunds or credits of Taxes of the Company and its Subsidiaries for any Straddle Period shall be apportioned between the Seller and the Buyer in the same manner as the liability for such Taxes is apportioned pursuant to Section 4.6(a)(vi).

                  (e) Parent and the Seller, on the one hand, and the Buyer, on the other hand, shall and shall cause their respective affiliates to provide the other party with such assistance and documents as may be reasonably requested by such party in connection with (i) the preparation of any Tax Returns of the Company or its Subsidiaries, (ii) the conduct of any Tax Audit relating to liability for or refunds or adjustments with respect to Taxes, and (iii) any other matter related to Taxes that is a subject of this Agreement. Such cooperation shall be provided to the requesting party promptly upon its request. Such cooperation and assistance shall include, without limitation, providing all information, records and other documents relating to Taxes with respect to the Pre-Closing Periods and Straddle Periods, preserving all such information until after the expiration of any applicable statute of limitations (including extensions), executing and delivering powers of attorney and making employees available to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to any Tax Audit.

                  (f) Any Tax sharing Contract between the Company or any of its Subsidiaries and any other Person for any period that ends on or prior to the Closing Date shall be terminated as to the Company or such Subsidiary on, and effective as of, the Closing Date, and no Person shall have any rights or obligations with respect to the Company or such Subsidiary under such Tax sharing Contract after such termination, and no such rights or obligations shall be included in computing Net Working Capital.

                  (g) At the Parent's or the Seller's request, the Buyer will, and will cause the Company and any of the Buyer's other Subsidiaries to, timely make and/or join with Parent in making an election under Treasury Regulations Section 1.1502-20(g) after the Closing to reattribute the operating loss carryovers and net capital loss carryovers of the Company and its Subsidiaries to the Parent. The Buyer will, and will cause the Company and its Subsidiaries to, take all actions required of the Buyer, the Company and any of its Subsidiaries by Treasury Regulations
Section 1.1502-20(g) so that such election may be properly made and preserved.

                  (h) Notwithstanding anything to the contrary in this Agreement, (i) the representations and warranties contained in Section 2.21 and the covenants of the parties contained in this Section 4.6 shall survive the Closing until the date 90 days after the expiration of the applicable statute of limitations (including extensions) and (ii) the provisions of this Section 4.6 shall be the sole and exclusive remedy for any dispute between the parties with respect to Taxes and Damages that may be suffered or incurred by them in respect of, or relating to, directly or indirectly thereto. The provisions of Article VII, other than Section 7.7, shall not apply to matters relating to Taxes.

                  (i)  For purposes of this Agreement:

                  "Pre-Closing Period" means any taxable period ending on or prior to the Closing Date.

                  "Post-Closing Period" means any taxable period beginning on or after the day following the Closing Date.

                  "Straddle Period" means any taxable period that begins before and ends after the Closing Date.

                  "Tax Affiliate" means any entity that is a member of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code) filing a consolidated U.S. federal income Tax Return, or a group of corporations filing or required to file a consolidated or combined Tax Return for state, local or foreign Tax purposes (each, a "Consolidated Group"), if the Company or any of its Subsidiaries could be held liable for the Taxes of such entity or of such Consolidated Group.

                  "Tax" or "Taxes" means any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, net worth, payroll, franchise, license, gains, customs, transfer and recording taxes, imposed by any taxing authority, and shall include any interest, penalties or additions to tax.

                  4.7. Pre-Closing Insurance. With respect to any insurance policy outstanding prior to the Closing insuring the Company or any of its Subsidiaries or any aspect thereof, under the terms of which policy an affiliate of the Company, rather than the Company, is required to file claims, the Seller shall cause such affiliate to file promptly and prosecute diligently such claims. To the extent, if any, that any of the Seller or any of its affiliates receive payment in respect of any such claim, the Seller shall pay over (or cause such affiliate to pay over) such amounts to the Company at or after the Closing. The Seller shall procure at the Buyer's expense (i) directors and officer insurance covering directors and officers of the Company and its Subsidiaries for pre-closing matters and (ii) professional liability coverage and employment practices liability coverage for pre-closing matters.

                  4.8. Related Agreements. At the Closing, the parties hereto shall, and shall cause each of their affiliates to, execute and deliver the Publishing, Branding and Operating Agreement substantially in the form of Exhibit B (the "Operating Agreement"), the Telecom Agreement substantially in the form of Exhibit C attached hereto (the "Telecom Agreement") and the Transition Services Agreement substantially in the form of Exhibit D attached hereto (the "Transition Services Agreement").

                  4.9.  Right of First Negotiation.

                          (a) If, at any time within 24 months following
the Closing Date, (i) Buyer determines that it desires to engage in a Sale Transaction (other than a result of or in response to an unsolicited bona fide offer to engage in a Sale Transaction) and (ii) at the time of such determination, all or substantially all of the assets and business of the Company continue to be held and operated by the Buyer as a stand-alone operation and not integrated with the businesses or assets owned or operated prior to the Closing by Yell Group Ltd. or any of its Subsidiaries, then prior to engaging in any negotiations with any third party for a Sale Transaction with such third party, the Buyer will deliver written notice (the "Sale Transaction Determination Notice") to the Seller of such determination. If, within five business days following the date of delivery of the Sale Transaction Determination Notice, the Seller delivers written notice to the Buyer that the Seller desires to negotiate with the Buyer regarding a possible Sale Transaction, then the Buyer and the Seller agree to promptly make available their appropriate representatives to engage in such negotiations. In such event, the Buyer will not, for a period of ten business days following the date of delivery of the notice from Seller described in the immediately preceding sentence (the "Exclusive Negotiation Period"), engage in any negotiations with any third party for a Sale Transaction.

                          (b) Notwithstanding the provisions of Section
4.9(a), (i) neither the Buyer nor the Seller is obligated to agree to or enter into any Sale Transaction with the other party and (ii) the Buyer will not be prohibited from agreeing to or entering into a Sale Transaction with a third party following the expiration of the Exclusive Negotiation Period, regardless of whether the terms of such Sale Transaction with such third party are more favorable to the Buyer, less favorable to the Buyer or the same as any terms offered by the Seller or discussed by the Buyer and the Seller during the Exclusive Negotiation Period.

                          (c) For purposes of this Section 4.9, a "Sale
Transaction" is (i) any sale (whether in one or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, other than any such sale to an Excluded Purchaser (as defined below), (ii) any sale of 50% or more of the capital stock of the Company, other than any such sale to an Excluded Purchaser or
(iii) any merger, consolidation or similar transaction (other than a transaction that also involves other businesses owned or operated by Yell Group Ltd. or any of its Subsidiaries) that results in any Person or group of affiliated persons (other than any Excluded Purchaser) owning a majority of the capital stock of the Company or substantially all of the assets of the Company and its Subsidiaries, taken as a whole; provided, however, that neither a public offering of capital stock of the Company nor any transaction occurring at any time following any such public offering shall constitute a Sale Transaction. For purposes of this Section 4.9, an "Excluded Purchaser" means (A) Yell Group Ltd., (B) any Subsidiary of Yell Group Ltd., or (C) any direct or indirect holder of more than 25% of the equity interest of Yell Group Ltd. (or any entity under the direct or indirect control of any such holder).

                  4.10. Cedar Rapids Facility. The Buyer agrees that it will, for a period of at least two years after the Closing Date, maintain a major employment center in Cedar Rapids, Iowa.

                  4.11. Intercompany Indebtedness; Net Working Capital. (a) Immediately prior to the Closing, Seller shall cause to be contributed to the Company as a capital contribution in respect of capital stock, all indebtedness owed by the Company or its Subsidiaries to Seller or any affiliate of Seller (other than the Company and its Subsidiaries).

                  (b) Except as set forth in Section 4.11 of the Disclosure Schedule, the Seller shall cause the Net Working Capital of the Company and its Subsidiaries as of the Closing Date to be an amount not less than the amount set forth in Section 4.11 of the Disclosure Schedule.

                  "Net Working Capital" shall mean the amount obtained by subtracting the Current Liabilities from the Current Assets, in each case as of the close of business on the day immediately preceding the Closing.

                  "Current Assets" shall mean the sum of (v) deferred expenses, (w) cash and cash equivalents (but not including any proceeds from the sale of the property located at 1200 Network Centre Drive, Effingham, IL 62401), (x) accounts receivable, billed and unbilled, of the Company and its Subsidiaries, net of allowance for bad debts and other adjustments, (y) other receivables, and (z) prepaid expenses, in each case determined in accordance with GAAP on a consistent basis with the December Balance Sheets and using consistent classifications; but excluding (i) any intercompany accounts and (ii) any income tax asset.

                  "Current Liabilities" shall mean the sum of (w) accounts payable of the Company and its Subsidiaries (including any outstanding checks), (x) accrued expenses, (y) an amount for Earn-Out Obligations (as defined below) equal to the aggregate amount of the Earn-Out Obligations reflected on the September 30 Balance Sheet, and (z) deposits, determined, except in the case of the Earn-Out Obligations, in accordance with GAAP on a consistent basis with the December Balance Sheets and using consistent classifications, but excluding (i) any intercompany accounts, (ii) any income tax liability or (iii) the current maturities of other long term debt.

                  "Earn-Out Obligations" mean any reserves, liabilities or similar items recorded in connection with purchase accounting under APB Opinion No. 16, including, without limitation, contingent payment amounts.

                  In determining the amount of accounts receivable, billed and unbilled, accounts receivable recorded in the month which includes the Closing Date (the "Closing Date Month") shall be equal to the amount determined by multiplying the revenue from such sales recorded in the Closing Date Month which give rise to accounts receivable by a fraction the numerator of which is the number of calendar days from the beginning of the Closing Date Month until the Closing Date and the denominator of which is the number of calendar days in the Closing Date Month; appropriate adjustment shall be made for the collection prior to the Closing Date of accounts receivable that originated in the Closing Date Month and for the related allowance for bad debts and adjustments. Net Working Capital shall be determined as if the day preceding the Closing Date were a normal year end. For purposes of determining Net Working Capital, the amount of Taxes accrued or reserved for shall be equal to (i) the amount accrued as a current liability on the September 30 Balance Sheet for Taxes (other than income Taxes) payable in respect of periods ended on or prior to September 30, 2001, less any amount paid in respect of such Taxes after September 30, 2001 and prior to the Closing Date, plus (ii) the amount that would be accrued as a current liability on a balance sheet prepared as of the day immediately prior to the Closing Date in accordance with GAAP consistent with past practices to reflect Taxes (other than income Taxes) payable in respect of ordinary course of business operations conducted during the period commencing October 1, 2001 and ending on the day immediately prior to the Closing. For avoidance of doubt, under no circumstances shall the amount described in clause (ii) above include any accrual for Taxes that are attributable to any period prior to October 1, 2001.

                  The parties agree that the sole and exclusive remedy for disputes arising under this Section 4.11 shall be to submit such disputes for resolution to an independent accounting firm to which the parties may mutually agree, or failing such agreement, to a firm or a partner at a firm appointed at the request of any party by the American Arbitration Association (the "Arbiter"). All proceedings conducted by the Arbiter shall take place in New York, New York. The Arbiter shall act as an arbitrator to determine, based solely on the presentations by the Seller and the Buyer, and not by independent review, whether the Net Working Capital as of the Closing Date was calculated in the manner provided in this Section 4.11. The fees, costs and expenses of the Arbiter shall be borne equally by the Seller and the Buyer. The determination of the Arbiter shall be final and binding upon the parties.

                  4.12. Bankruptcy Matters. The Buyer hereby agrees that if proceedings are commenced under the Bankruptcy Code by or against Parent and/or its Subsidiaries (including the Company and its Subsidiaries) and the Closing of the transactions contemplated hereby is subject to approval under Section 363 or 1129, as the case my be, of the Bankruptcy Code, neither the requirement for such approval process nor the actions required to be taken by such process shall constitute a breach of this Agreement and Buyer shall not be released from its obligations hereunder as a result thereof. Buyer agrees that if proceedings are commenced under the Bankruptcy Code by or against the Company or any of its Subsidiaries, the transactions contemplated hereunder shall be effected under Section 363 of the Bankruptcy Code.

                  4.13. Leases and Other Obligations. From and after the date hereof, Buyer shall cooperate with Seller and use all reasonable efforts to cause the leasing arrangements and other obligations set forth on Section 4.13(a) of the Disclosure Schedule to be assigned or otherwise transferred to the Company and to cause Seller and any of its affiliates (other than the Company and its Subsidiaries) to be released from any and all obligations thereunder prior to the Closing Date. In the event such transfer and release do not occur prior to the Closing, Buyer shall indemnify Seller and its affiliates and hold Seller and its affiliates harmless from and against any and all Damages that Seller or any of its affiliates may incur with respect to such leasing arrangements and other obligations from and after the Closing, provided, however, that such damages shall not include any damages to the extent they relate to, arise out of or are the result of any breach by Seller or any of its affiliates of, or any other wrongful act or failure to act by, any of them with respect to any of the foregoing leasing arrangements and other obligations. Seller shall assign or cause to be assigned to the Company the rights or assets listed on Section 4.13(b) of the Disclosure Schedule at Seller's sole cost and expense. To the extent that any of the rights or assets listed on Sections 4.13(b) or 4.13(c) of the Disclosure Schedule cannot be assigned or otherwise transferred to the Company, Seller shall use reasonable efforts to provide the Company with the benefits of such rights or assets as if such rights or assets had been assigned to the Company, and, to the extent to such benefits are provided, Buyer shall perform any obligations required to be performed by Seller or any of its affiliates in connection with such rights or assets to the same extent that would otherwise be required of Seller or any or its affiliates.

                  4.14. Real Property. The Seller and the Buyer agree to enter into a real estate transfer agreement providing for the transfer of the fee interest in the buildings and real estate (including parking spaces) specified in Section 4.14 of the Disclosure Schedule. Such agreement will provide for appropriate easements and right-of-ways in favor of the Seller and the Buyer, as the case may be, to allow for the continued use of such buildings and real estate in a manner consistent with current practice. In addition, the parties will enter into a maintenance and care agreement providing for the equitable allocation of grounds keeping, snow removal and other costs.

                  The Seller and the Buyer shall share equally the costs of
(a) real estate transfer Taxes required by the State of Iowa or the County of Linn, (b) document recording fees, (c) formal subdivision (excluding any survey) of such buildings and real estate, if and to the extent required by applicable law, and (d) if title insurance is requested by the Buyer, an ALTA standard form of owner's title insurance. If the Buyer desires (a) extended title coverage (insuring over the five standard exceptions to title), (b) title endorsements, or (c) a survey, the Buyer shall promptly obtain the same at its sole cost and expense.

                  4.15. HSR Act. Each party will make an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the transactions contemplated hereby on the next business day after the date hereof and shall supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. In addition, each party shall promptly make any other filing that may be required under any other antitrust law or by any antitrust authority. All such filings shall comply in all material respects with the requirements of the respective laws or regulations pursuant to which they are filed. Each party hereto shall promptly inform the other of any communication from any antitrust authorities regarding any of the transactions contemplated by this Agreement. If any party or affiliate thereof receives a request for additional information or documentary material from any such authority with respect to the transactions contemplated by this Agreement, then such party will use its reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Each party shall bear its respective filing fees associated with the HSR Act filings. Notwithstanding anything else contained herein, neither Buyer nor its affiliates shall be required to (i) divest any assets or discontinue or modify any of its operations or (ii) accept or become subject to any condition or requirement unacceptable to Buyer in its sole discretion. No party shall withdraw any such filing or submission prior to the termination of this Agreement without the written consent of the other party.

                  4.16. Approval of Termination Amount. If proceedings under the Bankruptcy Code are commenced by or against the Seller, the Company and/or any of its Subsidiaries, then Seller shall file or cause to be filed a motion with the United States bankruptcy court having jurisdiction over such case for approval of the termination amounts set forth in Sections 6.2(b) and 6.2(c) within 7 business days after the commencement of such case (or if such case is an involuntary bankruptcy case, then within 7 business days after entry of a Chapter 11 order for relief).

                  4.17. No Solicitation. Except to the extent required in connection with the proceedings under the Bankruptcy Code by or against the Parent and its Subsidiaries (including the Company and its Subsidiaries), if commenced:

                  The Seller will immediately cease any and all existing activities, discussions or negotiations with any parties with respect to an Acquisition Proposal. From and after the date of this Agreement until the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Seller will not, and will not permit any of its Subsidiaries or its or their respective directors, officers, investment bankers, affiliates, representatives and agents to, (i) solicit, initiate, or knowingly encourage (including by way of furnishing unsolicited information), any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Proposal or (ii) engage in, or enter into, any negotiations or discussions concerning, or provide any confidential information to facilitate any Acquisition Proposal. Notwithstanding the foregoing, nothing in this agreement shall prohibit the Seller from (i) furnishing information concerning the Company and its Subsidiaries to any Person submitting an Acquisition Proposal and (ii) negotiating and participating in discussions and negotiations with such Person concerning an Acquisition Proposal, if Seller concludes in good faith that such Acquisition Proposal is or may reasonably be expected to lead to a Superior Proposal; provided however, that the Seller may take any action described in clause (i) or (ii) of this sentence only if prior to taking such action, the Seller (x) provides two business days' prior notice to the Buyer to the effect that it is taking such action and (y) receives from the Person making such Acquisition Proposal an executed confidentiality agreement in reasonably customary form. To the extent that the Seller, under the provisions hereof, is permitted to engage and does engage in negotiations or discussions with any Person concerning any Acquisition Proposal, the Seller shall inform the Buyer on a prompt basis of the status of any such negotiations or discussions (including without limitation, informing Buyer of the material terms and conditions of such Acquisition Proposal and the identity of the Person making such Acquisition Proposal and providing Buyer with a copy of any written Acquisition Proposal or amendments or supplements thereto) and shall promptly give to the Buyer a copy of any information delivered to such Person which has not previously been delivered to the Buyer. For purposes of this Agreement, the term "Acquisition Proposal" shall mean any unsolicited bona fide proposal or offer from a third Person or Persons relating to any sale of all or substantially all or the assets of the Company and its Subsidiaries, taken as a whole, or 50% or more of the capital stock of the Company, in a single transaction or series of related transactions; provided, however, that the term "Acquisition Proposal" shall not include the Stock Purchase and the transactions contemplated thereby. For purposes of this Agreement, "Superior Proposal" means an Acquisition Proposal (A) not solicited in violation of the first sentence of this Section 4.17, (B) that does not include any financing condition, (C) that includes definitive documentation with substantially similar terms to this Agreement and the agreements executed in connection herewith and (D) which the Board of Directors of the Seller determines in good faith (after consulting with its outside financial advisor and taking into account all the terms and conditions of the Acquisition Proposal, which terms and conditions shall include all legal, financial, regulatory and other aspects of the proposal) is more favorable from a financial point of view.

                  4.18. Assumption of Contracts. If the Company and/or its Subsidiaries have commenced proceedings under the Bankruptcy Code prior to the Closing, then, at Closing and pursuant to Section 365 of the Bankruptcy Code, the Company or its Subsidiaries, as applicable, shall assume (to the extent assumable under Section 365) all Contracts of the Company and its Subsidiaries.

                  4.19. Solvency. If a proceedings under the Bankruptcy Code by or against the Seller and/or the Company are not pending, then Seller shall deliver to Buyer, at the Closing, either (i) an opinion of a financial advisor that the consideration that Seller is entitled to receive pursuant to this Agreement is within a reasonable fair value of the Company and its Subsidiaries or (ii) an opinion of a financial advisor that after consummating the transactions contemplated by this Agreement, Seller will not be insolvent in accordance with Seller's representation contained in
Section 2.23.

                                 ARTICLE V

              CONDITIONS TO CONSUMMATION OF THE STOCK PURCHASE

                  5.1. Conditions to Each Party's Obligations to Consummate the Stock Purchase. The respective obligations of each party to consummate the Stock Purchase is subject to the satisfaction of the following conditions:

                  (a) no statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental entity which prohibits or restricts the consummation of the Stock Purchase;

                  (b) all consents, approvals, orders and Permits of, and registrations, declarations and filings with, any governmental authority that shall be legally required in order to enable the Seller and the Buyer to consummate the transactions contemplated hereby shall have been made or obtained, and any waiting period applicable to the Stock Purchase under the HSR Act shall have terminated or expired;

                  (c) if proceedings under the Bankruptcy Code have been commenced by or against Parent and are pending, the bankruptcy court having jurisdiction over such proceedings shall have entered an order confirming a plan of reorganization that contemplates (i) the consummation of the transactions contemplated by this Agreement and (ii) the assumption by Parent of this Agreement or otherwise approves such transactions, and such order shall not have been stayed prior to 11 days after the entry of such order on the docket; and

                  (d) if proceedings under the Bankruptcy Code have been commenced by or against the Seller, the Company and/or its Subsidiaries and are pending, the bankruptcy court having jurisdiction over such proceedings shall have entered an order approving this Agreement and the transactions contemplated hereunder under Section 363 or 1129 of the Bankruptcy Code and confirming the good faith purchaser status of Buyer, and such order shall not have been stayed prior to 11 days after the entry of such order on the docket.

                  5.2. Further Conditions to the Seller's Obligations. The obligations of the Seller to consummate the Stock Purchase are further subject to satisfaction or waiver of the following conditions:

                  (a) the representations and warranties of the Buyer contained herein shall be true and correct as of the Closing Date as if made at and as of such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and accurate (without giving effect to any limitation as to "materiality" or "Buyer Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a Buyer Material Adverse Effect;

                  (b) the Buyer shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing;

                  (c) the Seller shall have received a certificate of an authorized officer of the Buyer to the effect that the conditions in paragraphs (a) and (b) of this Section 5.2 have been satisfied;

                  (d) all conditions precedent to the consummation of the Restructuring shall have been satisfied and the Restructuring shall be occurring simultaneously with the Closing with such modifications in the terms of the Restructuring that do not materially deviate from the terms set forth on Exhibit A; and

                  (e) all corporate actions, proceedings, instruments and documents of the Buyer required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for the Seller, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

                  5.3. Further Conditions to the Buyer's Obligations. The obligation of the Buyer to consummate the Stock Purchase are further subject to the satisfaction or waiver of the following conditions:

                  (a) the representations and warranties of the Seller contained herein shall be true and correct as of the Closing Date as if made at and as of such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and accurate (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a Company Material Adverse Effect (with the effects of any inaccuracy of the representation and warranty contained in Section 2.13(b)(ii) being determined without regard to clause (ii) of the proviso contained in the definition of "Company Material Adverse Effect");

                  (b) the Seller shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing;

                  (c) the Buyer shall have received a certificate of an authorized officer of the Seller to the effect that the conditions in paragraphs (a) and (b) of this Section 5.3 have been satisfied;

                  (d) no Company Material Adverse Effect shall have occurred since the date hereof; and

                  (e) all actions, proceedings, instruments and documents of the Seller required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for the Buyer, and such counsel shall have been furnished with such certified copies of such actions and proceedings and such other instruments and documents as it shall have reasonably requested.

                                 ARTICLE VI

                        TERMINATION AND ABANDONMENT

                  6.1. Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual written consent of the Seller and the Buyer;

                  (b) by the Seller or the Buyer at any time after August 1, 2002 if the Closing shall not have occurred by such date; provided, however, that the failure of the transactions contemplated hereby to occur on or before such date is not the result of the breach of any covenants or agreements contained herein by the party seeking to terminate this Agreement;

                  (c) by the Seller or by the Buyer, if any governmental entity of competent jurisdiction shall have issued an order, decree or ruling or taken other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable;

                  (d) if proceedings under the Bankruptcy Code are not pending by or against the Seller, the Company and/or its Subsidiaries, by Seller upon five business days' prior written notice to Buyer, in order to accept an Superior Proposal; provided, however, that (A) such notice shall include a copy of any proposed documentation relating to such Superior Proposal, (B) prior to any such termination, the Seller shall, if requested in writing by Buyer negotiate in good faith for such five business day period with Buyer regarding any revised proposal made by Buyer during such five business day period, and (C) if Buyer shall have made any revised proposal as described in clause (B) of this sentence, the Board of Directors of the Seller shall have determined in good faith (after taking into account Buyer's revised proposal and after consulting with its outside financial advisor) that the relevant Acquisition Proposal continues to constitute a Superior Proposal;

                  (e) by Buyer, immediately, upon

                          (i) the voluntary filing of a petition under
chapter 7 of the Bankruptcy Code by the Parent, the Seller or the Company and/or its Subsidiaries (or in the case of an involuntary petition under chapter 7 of the Bankruptcy Code being filed against any such parties, upon entry of an order of relief under chapter 7 of the Bankruptcy Code or such party's consent to the entry of such an order of relief, whichever is earlier);

                          (ii) the conversion of any proceedings under the
Bankruptcy Code by or against the Parent, the Seller or the Company and/or its Subsidiaries to a case under chapter 7 of the Bankruptcy Code; or

                          (iii) the appointment of a trustee or receiver in
any proceedings under the Bankruptcy Code by or against the Parent, the Seller or the Company and/or its Subsidiaries; or

                          (iv) if both (A) voluntary proceedings under the
Bankruptcy Code are filed by the Company and/or its Subsidiaries (or involuntary proceedings under the Bankruptcy Code are commenced against any such parties and an order for relief is entered )and (B) proceedings under the Bankruptcy Code are not then pending or simultaneously filed by the Seller and the Parent; or

                  (f) by the Seller or by the Buyer, if the bankruptcy court having jurisdiction over proceedings under the Bankruptcy Code by or against the Seller, the Company and/or its Subsidiaries approves a sale of the Company or all or substantially all of the assets of the Company (in a single transaction or series of related transactions) to a Person (or group of Persons) other than Buyer or an affiliate of Buyer.

                  6.2. Payments on Termination.

                  (a) In the event this Agreement is terminated pursuant to
Section 6.1(d) of this Agreement, then Seller shall be obligated to pay Buyer, in cash, the sum of $18 million (such sum, the "Termination Amount") immediately upon execution by the parties thereto of the definitive acquisition agreement related to the Superior Proposal.

                  (b) In the event this Agreement is terminated pursuant to
Section 6.1(f) , then Seller shall be obligated to pay Buyer, in cash, the sum of $12 million plus Buyer's reasonable, documented out-of-pocket expenses in connection with this Agreement and the transactions contemplated hereby (which expenses in the aggregate shall not exceed $3,000,000).

                  (c) In the event this Agreement is terminated by Seller pursuant to Section 6.1(b), then (i) unless such termination resulted from the expiration or termination of Parent's senior lenders' consent to the consummation of the transactions contemplated by this Agreement, Seller shall be obligated to pay Buyer, in cash, on the date of such termination, Buyer's reasonable, documented out-of-pocket expenses in connection with this Agreement and the transactions contemplated hereby (which expenses in the aggregate shall not exceed $1,500,000) and (ii) if, within six months following such termination of this Agreement, a definitive agreement(s) is executed providing for the sale of a majority of the capital stock of the Company or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or Persons, in a single transaction or series of related transactions, then Seller shall be obligated to pay Buyer, in cash, upon the closing of the transactions contemplated by such definitive agreement(s), the sum equal to the Termination Amount minus the amount previously paid to Buyer pursuant to
Section 6.2(c)(i).

                  6.3. Effect of Termination. Seller's obligations under this Agreement shall in no event terminate unless and until Seller pays to Buyer any amount owed on the date of termination pursuant to Section 6.2, if applicable. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the parties hereto pursuant to Section 6.1 hereof, this Agreement shall forthwith become null and void and of no further effect, without any liability on the part of any party or its directors, officers, partners, affiliates, employees, agents or securityholders, other than the provisions of Section 4.2(b). Nothing in this Section 6.3 shall relieve any party from any liability for any willful breach of this Agreement.

                                ARTICLE VII

                        SURVIVAL AND INDEMNIFICATION

                  7.1. Survival Periods. All representations and warranties of the parties contained in this Agreement shall survive the Closing until the date which is 18 months after the Closing Date, except for the representations and warranties in Sections 2.2, 2.3, 2.19 and 3.2, which shall survive the Closing without limitation as to time, the representations and warranties in Section 2.11, which shall survive the Closing until 90 days after the expiration of the applicable statute of limitations and the representations and warranties in Sections 2.16 and 2.18, which shall survive the Closing until the date which is 3 years after the Closing Date. The covenants and agreements of the parties hereto shall survive the Closing in accordance with their terms without limitation as to time. From and after the Closing, the Seller shall indemnify and hold harmless the Buyer, the Company and its Subsidiaries and the Buyer shall indemnify and hold harmless the Seller, against certain liabilities, in accordance with the terms of this Article VII. No party providing indemnification pursuant to this Article VII (an "Indemnifying Party") shall be obligated to provide such indemnification with respect to representations and warranties to the party seeking indemnification (the "Indemnified Party") unless the Indemnifying Party shall have received written notice thereof within the applicable time period for survival of such representation or warranty, as set forth above.

                  7.2. Indemnification. Subject to the other provisions of this Article VII, from and after the Closing, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any costs or expenses (including without limitation reasonable attorneys' fees, and the reasonable out-of- pocket expenses of testifying and preparing for testimony and responding to document and other information requests, whether or not a party to such litigation), judgments, fines, losses, claims (whether or not meritorious) and damages (collectively, "Damages"), as incurred, to the extent they relate to, arise out of or are the result of (i) any breach of any representation or warranty or any failure of any representation or warranty to be true as of the Closing (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, in which case such indemnity will apply only if such representations or warranties were untrue as of such date or with respect to such period of time) or (ii) failure to perform any covenant or agreement made by the Indemnifying Party under this Agreement; provided, however, that any effects on or changes in the Company or its Subsidiaries resulting from or relating to (A) the execution of this Agreement and the announcement of this Agreement and the transactions contemplated hereby or (B) the announcement of the Restructuring or the commencement or pendency of proceedings under the Bankruptcy Code by or against Parent and/or its Subsidiaries (including the Company and its Subsidiaries) and subsequent disclosures related to the terms or status of the Restructuring or such proceedings shall be excluded from the determination of the amount of any Damages hereunder; provided that the exclusion in (B) above shall not apply to the determination of the amount of Damages for breach of the representation and warranty contained in
Section 2.13(b)(ii). In addition, the Buyer agrees to use all commercially reasonable efforts to settle or otherwise resolve the items set forth on
Section 2.9 of the Disclosure Schedule, in the ordinary course of business consistent with the Company's and its Subsidiaries past practice (including by providing advertising at no-cost). Subject to the preceding sentence, Seller shall indemnify and hold harmless the Buyer, the Company and its Subsidiaries against any and all out-of- pocket, cash Damages paid to third parties, as incurred, to the extent they relate to, arise out of or are the result of the items set forth on Section 2.9 of the Disclosure Schedule net of any insurance proceeds ("Litigation Damages") to the extent such Litigation Damages exceed, in the aggregate, $1,000,000 (the "Litigation Deductible"), but only to the extent of such excess. To the extent the Buyer, the Company or any of its Subsidiaries incur any Litigation Damages for which they are not entitled to indemnification by reason of the Litigation Deductible, the Deductible (as herein defined) shall be reduced on a dollar for dollar basis. Notwithstanding the 30-day time limit to assume third party claims in Section 7.4, Seller shall have the right to assume control of (consistent with Section 7.4) the litigation set forth in
Section 2.9 of the Disclosure Schedule at any time. Buyers will keep Seller informed, on a monthly basis or as otherwise reasonably requested, on the status of such litigation.

                  7.3. Indemnification Amounts. (a) Notwithstanding any provision to the contrary contained in this Agreement, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party for any Damages with respect to breaches of representations and warranties (i) unless and until the amount of Damages arising from or relating to any single circumstance or related circumstances exceeds $25,000 ("Covered Damages"), (ii) unless and until the amount of all such Covered Damages shall in the aggregate equal $12 million (the "Deductible"), and then only to the extent of such amount in excess of the Deductible, and (iii) to the extent that the amount of all such payments by the Indemnifying Party would exceed $150 million; provided, that this Section 7.3 shall not apply to any indemnification by the Seller for Damages relating to, arising out of or resulting from any breach of the representations and warranties contained in Sections 2.2, 2.3, 2.15, 2.19 and 3.2, which indemnification shall not be limited in any respect or by or to any amount. For the sake of clarity, the parties expressly agree that the indemnification rights in Section 4.6 and Section 7.2 with respect to Litigation Damages shall not be subject to the limits set forth in this Section 7.3.

                  (b) The Company Material Adverse Effect, Buyer Material Adverse Effect and materiality (or correlative meaning) qualifications included in the representations and warranties set forth in Article II or
Article III shall have no effect on any provision in Section 7.2 concerning the indemnification of the Indemnified Parties with respect to such representations and warranties, each of which is given as though there were no Company Material Adverse Effect, Buyer Material Adverse Effect or materiality qualifications for purposes of such indemnification.

                  7.4. Claims. (a) If an Indemnified Party intends to seek indemnification pursuant to this Article VII, such Indemnified Party shall promptly notify the Indemnifying Party, in writing, of such claim describing such claim in reasonable detail, provided, that the failure to provide such notice shall not affect the obligations of the Indemnifying Party unless and only to the extent it is actually prejudiced thereby, subject, however, to the time periods specified in Section 7.1 hereof. In the event that such claim involves a claim by a third party against the Indemnified Party, the Indemnifying Party shall have 30 days after receipt of such notice to decide whether it will undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and if it so decides, the Indemnified Party shall cooperate with it in connection therewith, provided, that the Indemnified Party may participate in such settlement or defense through counsel chosen by it, and provided, further, that the fees and expenses of such counsel shall be borne by the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise any action. If the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. As long as the Indemnifying Party is contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

                  (b) The Indemnifying Party and the Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Article VII, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

                  7.5. Exclusive Remedy. Absent fraud, the indemnification provisions of this Article VII and of Section 4.6 shall be the exclusive remedy following the Closing for any breaches or alleged breaches of any representation or warranty contained in this Agreement. Each of the parties hereto agrees not to bring any actions or proceedings, at law, equity or otherwise, against any other party or its direct or indirect partners or securityholders in respect of any breaches or alleged breaches of any representation or warranty except pursuant to the express provisions of this Article VII or Section 4.6. The parties hereby agree that no party has made any representations or warranties, express or implied, with respect to this Agreement or the matters contemplated hereby, except as explicitly set forth in this Agreement.

                  7.6. Insurance. The Indemnifying Party shall be subrogated to the rights of the Indemnified Party in respect of any insurance relating to Damages to the extent of any indemnification payments made (provided that the Indemnifying Party shall not be entitled to subrogation to the extent the deductible under Section 7.3(a)(i) hereof or the cap under Section 7.3(a)(ii) hereof was applied to the indemnification claim).

                  7.7. Duplication. Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement; provided, however, that subject to there being no duplication of recovery, the Indemnified Party shall be entitled to recover to the maximum extent provided in this Agreement (e.g., if any Indemnified Party's entitlement to indemnification is both by reason of a breach of a representation and warranty to which the limitations of Section 7.3(a) apply and by reason of a breach of a representation and warranty to which such limitations do not apply, the Indemnified Party shall be entitled to indemnification without such limitations being applied).


                                ARTICLE VIII

                          MISCELLANEOUS PROVISIONS

                  8.1. Amendment and Modification. This Agreement may be amended or modified at any time by the parties hereto, pursuant to an instrument in writing signed by all parties.

                  8.2. Extension; Waiver. At any time prior to the Closing Date, the party entitled to the benefit of any respective term or provision hereof may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party entitled to the benefits of such extended or waived term or provision. The representations, warranties and agreements of any of the parties provided for in this Agreement, and the parties' obligations hereunder, shall continue in effect notwithstanding any investigation made by the other party hereto.

                  8.3. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof (other than the Ancillary Agreements) and (b) shall not be assigned, by operation of law or otherwise by a party hereto, without the prior written consent of the other parties, except that the Buyer may assign its rights under this Agreement to one or more of its affiliates, but such assignment shall not relieve the Buyer of its obligations hereunder.

                  8.4. Validity. The invalidity or unenforceability of any term or provision of this Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  8.5. Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the other parties at the following addresses or telecopy numbers:

                  (a)  if to the Seller and/or Parent, to

                            McLeodUSA Incorporated
                            McLeodUSA Technology Park
                            6400 C Street SW
                            PO Box 3177
                            Cedar Rapids, Iowa 52406-3177
                            Telecopy: (319) 790-7901
                            Attention:  Randall Rings, Esq.
                                   Group Vice President and Chief Legal Officer
                            with a copy to

                            Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                            Chicago, Illinois 60606
                            Telecopy:  (312) 407-0411
                            Attention:  Peter C. Krupp, Esq.

                  (b)  if to the Buyer, to

                            Yell Group Limited
                            Queens Walk
                            Oxford Road
                            Reading
                            Berkshire
                            RG1 7PT
                            Telecopy: 011 44 118 959 7954
                            Attention:  John Condron

                            with a copy to

                            Weil, Gotshal & Manges LLP
                            767 Fifth Avenue
                            New York, New York 10153
                            Telecopy No.: (212) 735-8007
                            Attention: Simeon Gold, Esq.

                  8.6. Governing Law and Jurisdiction. This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America in each case located in the County of Delaware for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 8.5 shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or of the United States of America in each case located in the County of Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, in the event that Parent and/or any of its Subsidiaries commence proceedings under the Bankruptcy Code, the Buyer and the Seller irrevocably and unconditionally consent to submit to the jurisdiction of the bankruptcy court in which such proceeding is commenced for any litigation arising out of or relating to this Agreement and the transactions contemplated thereby (and agree not to commence any litigation relating thereto except in such bankruptcy court).

                  8.7. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

                  8.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  8.9. Expenses. Whether or not this Agreement and the transactions contemplated hereby are consummated, and except as otherwise expressly set forth herein, all costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Any transfer, sales, use or any similar taxes payable in connection with the Stock Purchase shall be borne 50% by the Seller and 50% by the Buyer. Any Tax Returns relating to such taxes shall be prepared and filed when due by the party primarily or customarily responsible under applicable local law for the filing of such Tax Returns. To the extent that such Tax Returns require an allocation of the purchase price hereunder the parties shall use their best efforts to agree on such allocation. The filing party shall provide drafts of such Tax Returns to the other party for their review and comment at least two days prior to the due date of the return.

                  8.10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its affiliates and nothing in this Agreement, express or implied, is intended by or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Without limiting the foregoing, no direct or indirect holder of any equity interests or securities of either Seller or Buyer (whether such holder is a limited or general partner, member, stockholder or otherwise), nor any affiliate of either Seller or Buyer, nor any director, officer, employee, representative, agent or other controlling person of each of the parties hereto and their respective affiliates shall have any liability or obligation arising under this Agreement or the transactions contemplated thereby.

                  8.11. No Waivers. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy. No waiver by a party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver shall be valid unless in writing and signed by the party against whom such waiver is sought to be enforced.

                  8.12. Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief, in addition to any other remedy at law or equity.

                  8.13. Construction. All references herein to the knowledge of the Seller shall mean the actual knowledge of the executive officers and General Counsel of Parent, the elected officers of Seller, the Company and each of its Subsidiaries, and the Corporate Counsel and Controller of the Company.

                  8.14. Guaranty. Parent unconditionally guarantees the performance of the obligations of the Seller under this Agreement.




IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly signed as of the date first above written.



                                McLEODUSA HOLDINGS, INC.



                                By:/s/ Chris A. Davis
                                   --------------------------------------
                                Name: Chris A. Davis
                                Title: Chief Operating and Financial Officer


                                YELL GROUP LIMITED



                                By:/s/ Jphn Condron
                                   -------------------------------------
                                Name:  John Condron
                                Title: Chief Executive Officer


                                Solely for purposes of being bound by
                                the terms of Section 8.14:

                                McLEODUSA INCORPORATED



                                By:/s/ Chris A. Davis
                                   ---------------------------------
                                Name: Chris A. Davis
                                Title: Chief Operating and Financial Officer




Exhibits and Schedules*

Exhibit A - Restructuring
Exhibit B - Publishing, Branding and Operating Agreement
Exhibit C - Telecom Agreement
Exhibit D - Transition Services Agreement
Section 2.1: Organization; etc.
Section 2.2: Capitalization
Section 2.4: Consents and Approvals; No Violations
Section 2.5: Financial Statements
Section 2.6 (a): Undisclosed Liabilities
Section 2.6 (b): Undisclosed Liabilities
Section 2.7: Absence of Certain Changes
Section 2.8: No Default
Section 2.9: Litigation
Section 2.10: Compliance with Law
Section 2.11(a): Employee Benefit Plans
Section 2.11(b): Employee Benefit Plans
Section 2.12(a): Intellectual Property
Section 2.12(b): Intellectual Property
Section 2.13(a): Material Contracts
Section 2.13(a)(vi): Material Contracts
Section 2.13(a)(vi): Material Contracts (cont.)
Section 2.13(b)(1): Material Contracts
Section 2.14: Transactions with Affiliates
Section 2.15: Business and Properties
Section 2.16: Environmental Matters
Section 2.17: Labor Relations
Section 2.18: Title to Assets
Section 2.20: Insurance
Section 2.21: Taxes
Section 2.22:  List of Publications
Section 2.24: Price Lists
Section 2.25: AMDOCS Agreement
Section 3.5: Sufficient Funds
Section 4.1: Conduct of Business of the Company
Section 4.5(a): Excluded Benefits
Section 4.11: Working Capital
Section 4.13(a): Assigned Leases and Other Obligations
Section 4.13(b): Assigned Leases and Other Obligations
Section 4.13(c):  Assigned Leases and Other Obligations
Section 4.14: Real Property


*Exhibits A, C and D and the Schedules to the Stock Purchase Agreement are not being filed herewith. The Registrant undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request, pursuant to Item 601(b)(2) of Regulation S-K.


                                                                 Exhibit B

                PUBLISHING, BRANDING AND OPERATING AGREEMENT
                --------------------------------------------

                  This PUBLISHING, BRANDING AND OPERATING AGREEMENT ("Agreement") is made as of the __ day of __, ____, by and among MCLEODUSA PUBLISHING COMPANY, an Iowa corporation (the "Directory Publisher"); MCLEODUSA INCORPORATED, a Delaware corporation ("McLeod"); MCLEODUSA TELECOMMUNICATIONS SERVICES, INC., a Delaware corporation (the "Telephone Company"); and [NEWCO], a [Delaware] corporation ("Newco").

                  WHEREAS, the Directory Publisher is in the business of publishing and distributing telephone directories (including white pages and yellow pages, and yellow page advertising) (as further defined in
Section 1.3, the "Directories");

                  WHEREAS, McLeod owns the following United States trademark and service mark registrations (the "Registrations") for MCLEOD and design, MCLEOD USA and design, and MCLEODUSA and design:

Mark                                  Reg. No.
--------------------------------------------------
MCLEOD and Design                     2,097,023
MCLEOD USA and Design                 2,151,922
MCLEOD USA and Design                 2,183,393
MCLEOD USA and Design                 2,183,392
MCLEODUSA and Design                  2,149,799
MCLEODUSA and Design                  2,149,798

                  WHEREAS, prior to the date hereof, the Directory Publisher has used the Licensed Marks (as defined in Subsection 6.1(a)) in connection with the publishing and distributing of Directories;

                  WHEREAS, on the date hereof Newco is acquiring the Directory Publisher from McLeodUSA Holdings, Inc., pursuant to that certain Stock Purchase Agreement by and between McLeodUSA Holdings, Inc., and Newco (the "Stock Purchase Agreement");

                  WHEREAS, the Stock Purchase Agreement provides that the parties hereto enter into this Agreement in order to provide for the continued publication and distribution of Directories that are published by the Directory Publisher as of the Effective Date (as defined in Section 2.1), including in each of the areas where local telephone service subscribers are served by the Telephone Company, as well as, potentially, the publication and distribution of other Directories, following the closing of the transactions contemplated by the Stock Purchase Agreement;

                  WHEREAS, in connection with the closing of the transactions contemplated by the Stock Purchase Agreement, McLeod wants to grant, and the Directory Publisher wants to obtain, a license to use the Licensed Marks subject to the terms and conditions of this Agreement;

                  WHEREAS, in connection with the closing of the transactions contemplated by the Stock Purchase Agreement, McLeod wants to assign to the Directory Publisher, and the Directory Publisher wants to obtain, rights McLeod has in and to the Trade Dress (as defined in Section 7.1) subject to the terms and conditions set forth in this Agreement; and

                  WHEREAS, the parties hereto desire to set forth certain additional understandings among themselves to the operation of the Directory Publisher following the closing of the transactions contemplated by the Stock Purchase Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement and the consummation of the transactions contemplated by the Stock Purchase Agreement, the parties hereto agree as follows:

                                 ARTICLE I

                            DIRECTORY PUBLISHING

                  1.1 Telephone Company and McLeod General Obligations. On the terms and conditions set forth herein, the Telephone Company agrees to provide to the Directory Publisher Subscriber List Information (as defined in Section 3.1) and McLeod grants to the Directory Publisher the right to use the Licensed Marks in publishing and distributing the Directories.

                  1.2 Directory Publisher General Obligations. On the terms and conditions set forth herein, the Directory Publisher agrees to publish and distribute the Directories using the Licensed Marks.

                  1.3 Directories and Publication Schedule.

                      (a) Publication Schedule. Schedule 1.3(a), which will be updated on at least an annual basis, lists the Directories as currently titled and their scheduled months of publication. The Directory Publisher will publish one edition of each of the Directories on an annual basis, or if annual publication is not consistent with the Directory Publisher's past practices with respect to a particular Directory, then in accordance with such past practices; provided that in all cases the Directory Publisher shall publish each Directory with such frequency as is necessary for the Telephone Company to meet its regulatory obligations. Subject to compliance with the immediately preceding sentence, the Directory Publisher may change the titles, boundaries (provided that any geographic area eliminated by a boundary change in one Directory shall be covered by another Directory) and months of publication of the Directories on Schedule 1.3(a) in its sole discretion and shall give thirty days' prior notice of such changes to the Telephone Company.

                      (b) Other Directories. Except for any CCD Directory (as defined in Subsection 1.3(c)(i)) or an Existing Yell Directory (as defined in Subsection 1.3(c)(ii)), if, Directory Publisher, Newco and/or Yell Group Limited and its direct and indirect subsidiaries (collectively, the "Yell Companies") publishes other telephone directories covering areas within the states listed on Schedule 1.3(b) during the term of this Agreement, the publication of such directories shall conform to the provisions of this Agreement and shall be deemed "Directories" as used in this Agreement. In addition, any telephone directories published by the Directory Publisher in which the Directory Publisher chooses to use the Licensed Marks (other than Combined Directories) that do not cover areas within the states listed on Schedule 1.3(b) shall be deemed "Directories" as used in this Agreement. The Directory Publisher shall promptly notify the Telephone Company if the Directory Publisher intends to publish additional directories.

                      (c) Other Publications. Beginning on the Effective Date and thereafter:

                           (i) Consolidated Communications Directories,
         Inc. ("CCD"), a subsidiary of the Directory Publisher, may continue to publish --- those telephone directories (the "CCD Directories") being published by CCD as of the Effective Date;

                           (ii) the Yell Companies may continue to publish those telephone directories (the "Existing Yell Directories"), if any, that were published by the Yell Companies prior to the date on which the Stock Purchase Agreement was executed; and

                           (iii) the Yell Companies may publish telephone directories that cover areas outside the states listed on Schedule 1.3(b).

                      (d) Combined Directories. Notwithstanding the foregoing, the Directory Publisher shall have the right, to (i) combine any Directory that, as of the Effective Date, covers Chicago, IL, Cook County, IL or any portion of Cook County, IL, or any other suburban area of Chicago, IL (the "Chicago Directories") with any telephone directory or directories of the Yell Companies that cover the same area as such Chicago Directories or (ii) rebrand any Directory that, as of the Effective Date, covers areas within the State of Florida (each such combined or rebranded Directory, a "Combined Directory"); provided that each such Combined Directory will be branded in a style substantially similar to that generally used by the relevant Yell Company when publishing directories for competitive local exchange companies. Each Combined Directory will include the following:

                           (i) the designation of "Official Directory of McLeodUSA" shall be placed on the outside bottom quartile of the front cover;

                           (ii) the Telephone Company may advertise its products and/or services in the upper right-hand corner of each Combined Directory in the "tab" or "dog ear" (as such terms are used in Sections 5.2 and 7.1);

                           (iii) the Telephone Company may specify the content (including copy, layout, color and paper type consistent with past practice) of up to the first five pages of each Combined Directory consistent with Section 5.3;

                           (iv) the Telephone Company shall be provided advertising space as contemplated by Section 5.5; and

                           (v) the Directory Publisher may not sell or otherwise provide advertising space to any competitive or incumbent (voice or data) telecommunications service provider (including, without limitation, competitive local exchange carriers, long-distance service providers and the Bell companies) or a provider of dial Internet access services, except for advertising space sold or otherwise provided within the white and yellow pages under the classification in the approved heading structure best describing such provider's business, in any of the Combined Directories.

The parties will negotiate in good faith the terms of publication of any Combined Directory. The Telephone Company will not be required to pay for the inclusion of the advertising except as provided in Article V. The cover of the Combined Directories shall be reasonably similar to the example attached hereto as Exhibit 1.3(d). In certain cases, Combined Directories may also include Existing Yell Directories outside of Florida and the Chicago area as provided for in Section 1.5.

                      (e) Exclusion. None of the CCD Directories, Existing Yell Directories, or Combined Directories shall be deemed a "Directory" for purposes of this Agreement.

                  1.4 Maintenance and Discontinuance of Directories. Subject to its ability to change the boundaries of a Directory pursuant to
Section 1.3(a), the Directory Publisher shall continue to publish and maintain each Directory that was listed on Schedule 1.3(a) as of the Effective Date until it has published at least three annual editions. In the event the Directory Publisher decides to discontinue any such Directory after having published three annual editions, or in the event the Directory Publisher decides to discontinue any other Directory, it shall provide the Telephone Company with at least one year's notice prior to the next regularly scheduled publication date for such Directory after the last edition (the "Final Discontinued Edition") of such Directory to be published by the Directory Publisher hereunder (the "Discontinuance Notice"). Upon receipt of the Discontinuance Notice:

                      (a) The Directory Publisher grants to the Telephone Company a perpetual, royalty-free, transferable (but only pursuant to Section 11.3) and sublicensable right and license to use the Trade Dress in connection with the business of the publication and distribution of, and the sale of advertising in, telephone directories in the areas covered by the Directory being discontinued pursuant to the Discontinuance Notice. This license is exclusive except that the Directory Publisher may continue to use the Trade Dress in such areas but solely in connection with the distribution, in accordance with Section 4.2, of the Final Discontinued Edition until the first anniversary of the initial printing of the Final Discontinued Edition. Each license granted under this Subsection 1.4(a) is subject to the following conditions:

                           (i) The products bearing the Trade Dress will be of a quality commensurate with that for similar products bearing the Trade Dress on the Effective Date. The Telephone Company shall use the Trade Dress in accordance with all reasonable trade dress usage principles and in accordance with all applicable laws and regulations.

                           (ii) The Telephone Company's use of the Trade Dress will inure to the benefit of the Directory Publisher.

                           (iii) The Telephone Company will not, during the term and thereafter for so long as the Directory Publisher continues to own rights in the Trade Dress, (A) challenge the Directory Publisher's title or rights in and to the Trade Dress or the validity of the Trade Dress in any jurisdiction, or (B) contest the fact that the Telephone Company's rights under this Subsection 1.4(a) are solely those of a licensee.

                           (iv) In the event that the Directory Publisher reasonably believes that the products bearing the Trade Dress do not reasonably conform with the quality standards set forth in Subsection 1.4(a)(i), the Directory Publisher may notify the Telephone Company of such non-conformance. The Telephone Company shall cure each such non-conformance with respect to all directories bearing the Trade Dress that are printed within a reasonable time following such notice.

                      (b) The license for the Licensed Marks granted to the Directory Publisher pursuant to Subsection 6.1(a) shall terminate with respect to the areas covered by the discontinued Directory upon publication of the Final Discontinued Edition; provided, however, that the Directory Publisher may continue to use the Licensed Marks in such areas but solely in connection with the distribution, in accordance with Section 4.2, of the Final Discontinued Edition until the first anniversary of the initial printing of the Final Discontinued Edition.

                      (c) McLeod and its subsidiaries shall be relieved entirely from compliance with the provisions of Subsection 10.2(b) with respect to the areas covered by the discontinued Directory;

                      (d) The Yell Companies shall not, for the remainder of the term of this Agreement, directly or indirectly, through one or more subsidiaries, engage or have an interest, alone or in association with others, as a partner or stockholder or through the investment of capital, lending of money or property, or otherwise, in any business that publishes directories in the area covered by the discontinued Directory provided, however, that it shall not be a violation of this Subsection 1.4(d) for (i) the Directory Publisher to distribute, in accordance with the provisions of
Section 4.2, the Final Discontinued Edition until the first anniversary of the initial printing of the Final Discontinued Edition, and (ii) a Yell Company to invest in securities representing less than ten percent of the outstanding capital stock of any person, the securities of which are publicly traded or listed on any securities exchange or automated quotation system.

                      (e) The amount payable by the Telephone Company pursuant to Section 5.2 in respect of advertising space provided by the Directory Publisher on the cover and spine, shall be reduced by multiplying such amount by a fraction, (i) the numerator of which is the number of customers served by the Telephone Company in areas covered by all of the Directories that were on Schedule 1.3(a) as of the Effective Date then being published hereunder other than the discontinued Directory, and (ii) the denominator of which is the number of customers served by the Telephone Company in areas covered by all of the Directories that were on Schedule 1.3(a) as of the Effective Date then being published hereunder, including the discontinued Directory; provided, however, that no fee reduction for the amount payable by the Telephone Company pursuant to Section 5.2 shall be made if the discontinued Directory was not on Schedule 1.3(a) as of the Effective Date. The Telephone Company shall calculate such fraction in its reasonable good-faith judgment using existing operating data as of a date that is as close as practicable to the date on which the Discontinuance Notice was received.

Nothing in this Section 1.4 shall restrict the Directory Publisher from reformatting or rescoping the directories in Schedule 1.3(a) in any area other than the areas covered by discontinued Directories.

                  1.5 Telephone Company Market Expansion. The Telephone Company may request from time to time that the Directory Publisher initiate a Directory in areas other than those covered by existing Directories that the Telephone Company or its affiliates plan to provide telecommunications service (the "Requested Areas"). It is understood that if the Telephone Company requests that the Directory Publisher initiate a Directory in an area covered by a CCD Directory or an Existing Yell Directory, the Directory Publisher shall have no obligation to make such CCD Directory or Existing Yell Directory into a "Directory" under this Agreement. If, within sixty days after such request, the Directory Publisher does not agree in writing to publish a new Directory covering the Requested Areas, expand coverage of an existing Directory to cover the Requested Areas, or make a CCD Directory or Existing Yell Directory into a Directory under this Agreement that covers the Requested Areas, or, where the Requested Area is already covered by an Existing Yell Directory, change such Existing Yell Directory into a Combined Directory as provided for in Subsection 1.3(d), in accordance with a mutually agreed upon reasonable initial publication schedule:

                      (a) The license for the Licensed Marks granted to the Directory Publisher pursuant to Subsection 6.1(a) shall terminate with respect to the Requested Areas;

                      (b) McLeod and its subsidiaries shall be relieved entirely from compliance with the provisions of Subsection 10.2(b) with respect to the Requested Areas;

                      (c) If the Telephone Company establishes a directory in the Requested Area within twelve months of the Directory Publisher's declining to enter the Requested Areas, the Yell Companies shall not, for the remainder of the term of this Agreement, directly or indirectly, through one or more subsidiaries, engage or have an interest, alone or in association with others, as a partner or stockholder or through the investment of capital, lending of money or property, or otherwise, in any business that publishes directories in such Requested Areas, except as regards any CCD Directory and Existing Yell Directory, as may be applicable; provided, however, that it shall not be a violation of this Subsection 1.5(b) for the Yell Companies to invest in securities representing less than ten percent of the outstanding capital stock of any person, the securities of which are publicly traded or listed on any securities exchange or automated quotation system; and

                      (d) To the extent the Requested Areas are in the states listed on Schedule 1.3(d), the Directory Publisher grants to the Telephone Company a perpetual, royalty-free, exclusive, transferable (but only pursuant to Section 11.3) and sublicensable right and license to use the Trade Dress in connection with the business of the publication and distribution of, and the sale of advertising in, telephone directories in the Requested Areas within the states listed on Schedule 1.3(d). Each license granted under this Subsection 1.5(d) is subject to the following conditions:

                           (i) The products bearing the Trade Dress will be of a quality commensurate with that for similar products in existence on the Effective Date. The Telephone Company shall use the Licensed Marks in accordance with all reasonable trade dress usage principles and in accordance with all applicable laws and regulations.

                           (ii) The Telephone Company's use of the Trade Dress will inure to the benefit of the Directory Publisher.

                           (iii) The Telephone Company will not, during the term and thereafter for so long as the Directory Publisher continues to own rights in the Trade Dress, (A) challenge the Directory Publisher's title or rights in and to the Trade Dress or the validity of the Trade Dress in any jurisdiction, or (B) contest the fact that the Telephone Company's rights under this Subsection 1.5(d) are solely those of a licensee.

                           (iv) In the event that the Directory Publisher reasonably believes that the products bearing the Trade Dress do not reasonably conform with the quality standards set forth in Subsection 1.5(d)(i), the Directory Publisher may notify the Telephone Company of such non-conformance. The Telephone Company shall cure each such non-conformance with respect to all directories bearing the Trade Dress that are printed within a reasonable time following such notice.

                                ARTICLE II

                            TERM AND TERMINATION

                  2.1 Effectiveness. This Agreement will become effective as of the date hereof (the "Effective Date") and will apply to the publication of each Directory that occurs after that date during the term.

                  2.2 Term; Automatic Renewal. Unless terminated earlier in accordance with Section 2.3, this Agreement will remain in effect until the fifth anniversary of the Effective Date. Unless a party provides written notice of termination to the other parties prior to the fourth anniversary of the Effective Date, thereafter this Agreement shall be renewed for successive two-year terms, unless a party provides written notice of termination to the other parties not less than one year prior to the end of the then-current term.

                  2.3 Termination.

                      (a) If the Telephone Company or McLeod materially breaches its obligations hereunder and fails to cure such material breach within sixty days after the Directory Publisher or Newco provides notice to the Telephone Company and McLeod of such breach, specifying in reasonable detail the nature of the alleged breach, then the Directory Publisher or Newco may, in addition to all other rights and remedies they may have under law or pursuant to this Agreement, terminate this Agreement upon notice to the Telephone Company and McLeod effective upon the completion of the distribution of the Directories, sales for which had begun before the notice of termination.

                      (b) If the Directory Publisher or Newco materially breaches its obligations hereunder and fails to cure such material breach within sixty days after the Telephone Company or McLeod provides notice to the Directory Publisher and Newco of such breach, specifying in reasonable detail the nature of the alleged breach, then the Telephone Company and McLeod may, in addition to all other rights and remedies either may have under law or pursuant to this Agreement, terminate this Agreement upon notice to the Directory Publisher and Newco effective upon the completion of the distribution of the Directories, sales for which had begun before the notice of termination.

                      (c) In the event that the Directory Publisher fails to adhere to the quality standards set forth in Subsection 6.2(a), and fails to cure such failure as provided for in Subsection 6.2(c), the licenses granted in Article VI hereof may be terminated by McLeod.

                      (d) The Telephone Company and McLeod shall have the right, but not the obligation, to terminate this Agreement, immediately upon notice:

                           (i) if the Directory Publisher or Newco shall make a general assignment for the benefit of creditors or acknowledges that it cannot pay its debts as they become due;

                           (ii) if the Directory Publisher or Newco files a petition for adjudication as a bankrupt, for reorganization or for an arrangement under any bankruptcy or insolvency law, or if any involuntary petition under such law is filed against the Directory Publisher or Newco, individually, and not dismissed within ninety days thereafter; or

                           (iii) if there is Change of Control of the Directory Publisher or Newco.

         "Change of Control" means any transaction or event, whether voluntary or involuntary, that results in, or as a consequence of which any person or group (other than (A) a person or group a majority of whose capital stock or other equity interests is beneficially owned directly or indirectly by any persons or groups who individually or collectively beneficially own directly or indirectly a majority of the capital stock of the relevant party, or (B) a person or group who has, as of the Effective Date, a
         Schedule 13-G or Schedule 13-D on file with the Securities and Exchange Commission with respect to a party or its parent), acquires directly or indirectly beneficial ownership of more than a majority of the capital stock of a party or a party's direct or indirect parent or more than a majority of that party's assets; provided, however, that a public offering of a party or any entity including all or substantially all of such party's assets will not be considered a Change of Control. For purposes of this definition, beneficial ownership shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

                      (e) The Directory Publisher and Newco shall have the right, but not the obligation, to terminate this Agreement, immediately upon notice:

                           (i) if there is a Change of Control of the Telephone Company and the Telephone Company or its successor thereafter does not use the McLeodUSA brand, or a substantially similar brand, in marketing telecommunications services in the same areas where the Telephone Company currently provides local telephone service; or

                           (ii) if, following the completion of corporate restructuring that the Telephone Company and its affiliates are currently engaged in or considering, the Telephone Company files a petition (in addition to any petition that may have been filed in connection with such restructuring) for adjudication as a bankrupt, for reorganization or for an arrangement under any bankruptcy or insolvency law, or if any involuntary petition under such law is filed against the Directory Publisher, individually, and not dismissed within ninety days thereafter.

                  2.4 Effect of Termination.

                      (a) Upon the termination of this Agreement and upon the condition that the Telephone Company continues to own rights in the Licensed Marks, the Directory Publisher will publish only those issues of the Directories that are scheduled to be published before this Agreement terminates, and shall not conduct any solicitation of any advertising or undertake any other publishing activities using the Licensed Marks with respect to any of the issues of the Directories that are not scheduled to be published before such termination. Once all Directories scheduled to be published before such termination have been published, the Directory Publisher shall promptly:

                           (i) change its corporate name or d/b/a to delete therefrom all references to the Licensed Marks (to the extent that such corporate name use was permitted hereunder);

                           (ii) cease all use of, and destroy or
         effectively remove, the Licensed Marks and all references thereto from any products offered by the Directory Publisher, as well as any advertising, marketing materials and similar items; and

                           (iii) refrain from further use of or reference to the Licensed Marks, or any other trademark, service mark, trade name, design or logo that is confusingly similar to the Licensed Marks;

         provided, however, that the Directory Publisher may continue to use the Licensed Marks until the first anniversary of the termination of this Agreement but solely in connection with the distribution, in accordance with the provision of Section 4.2, of Directories published prior to the termination of this Agreement or at the printers in anticipation of publication at the time of termination.

                      (b) Upon the termination of this Agreement, all rights granted to the Directory Publisher hereunder in and to the Licensed Marks, together with any interest in and to the Licensed Marks which the Directory Publisher may have or may have acquired pursuant to this Agreement or otherwise, shall forthwith, without further act or instrument, be assigned to and revert to McLeod. In addition, the Directory Publisher will execute any instruments requested by McLeod that are necessary to accomplish or confirm the foregoing.

                      (c) In the event of termination, notwithstanding the provisions of Section 10.2, both the Telephone Company and the Directory Publisher may begin to market advertising in, and make other preparations for the publication and distribution of, telephone directories that are scheduled to be published following termination.

                      (d) The Directory Publisher acknowledges and admits that there would be no adequate remedy at law for its failure to cease use of the Licensed Marks upon termination of this Agreement. The Directory Publisher agrees that, in the event of such failure, the Telephone Company shall be entitled to equitable relief by the way of temporary, preliminary and permanent injunction and such other and further relief as any court with jurisdiction may deem just and proper.

                                ARTICLE III

                        SUBSCRIBER LIST INFORMATION

                  3.1 Certain Definitions.

                      (a) "Subscriber List Information" is information identifying the names of subscribers to the local telephone services provided by the Telephone Company and such subscribers' telephone numbers and, where the Telephone Company is reasonably able to include such information, the addresses and/or primary advertising classifications for business subscribers (as such classifications are assigned at the time of the establishment of such service) of each of the Telephone Company's local telephone service subscribers (other than information pertaining to such subscribers who have elected not to have their information published or listed). Subscriber List Information does not include any information that the Telephone Company is required by law or by contract (including tariff) to keep private or confidential, or not to publish or allow to be published in the Directories.

                      (b) "Base File Subscriber List Information" means the Subscriber List Information as of the first date on which such information is provided to the Directory Publisher pursuant to this Agreement.

                      (c) "Updated Subscriber List Information" means changes to the Subscriber List Information occurring between specified dates.

                  3.2 Provision of Base File Subscriber List Information. Within thirty days following the date of a request from the Directory Publisher, the Telephone Company will provide to the Directory Publisher the Base File Subscriber List Information in Telephone Company's standard format for the purpose of allowing the Directory Publisher to create a database for publishing the Directories. Alternatively, Telephone Company may provide Directory Publisher with a release sufficient to enable Directory Publisher to obtain such a list from a third party.

                  3.3 Provision of Updated Subscriber List Information. The Telephone Company will provide to the Directory Publisher, within thirty days of a request by the Directory Publisher, Updated Subscriber List Information for dates specified by the Directory Publisher. The Directory Publisher shall request Updated Subscriber List Information (or request new Base File Subscriber List Information pursuant to Section 3.2) for each Directory within a reasonable time prior to the publication of such Directory so as to allow the Directory to include as much Updated Subscriber List Information as is reasonably practicable.

                  3.4 Rates for Subscriber List Information. The Directory Publisher shall pay to the Telephone Company $0.04 per listing for Base File Subscriber List Information and $0.06 per listing for Updated Subscriber List Information provided to the Directory Publisher by the Telephone Company. The Telephone Company may from time to time alter the rates charged by it hereunder for Subscriber List Information upon notice to the Directory Publisher; provided that such rates shall not exceed the maximum rates allowed by law for such Subscriber List Information.

                  3.5 Payment Terms. The Directory Publisher shall pay all amounts stated in each invoice from the Telephone Company for Subscriber List Information within thirty days following the date of such invoice, in the manner specified in the invoice. Interest will accrue monthly on past-due amounts at an annual rate equal to the lesser of the prime lending rate announced by JP Morgan Chase, or its equivalent, as then in effect plus two percent and the highest interest rate allowed by law.

                  3.6 Use of Subscriber List Information.

                      (a) Non-published or Unlisted Listings. The Directory Publisher shall not publish in the Directories or otherwise disclose any information concerning subscribers designated as "non-published" or "unlisted" or the like. The Directory Publisher shall not solicit the people or entities so identified in connection with the sale of advertising in the Directories.

                      (b) Restricted Use. The Directory Publisher may only use information, including Subscriber List Information, provided by the Telephone Company hereunder for the purposes of carrying out its obligations hereunder and shall not use such information in any other manner or in any way that interferes with the proper and efficient furnishing of services by the Telephone Company or that adversely affects the relationship between the Telephone Company and its customers and the public or that would otherwise violate applicable law.

                  3.7 Third-Party Requests for Information. The Directory Publisher will refer any requests it receives for, or questions about, Subscriber List Information directly to the Telephone Company for response by the Telephone Company. The Directory Publisher will not enter into or divulge any agreements pertaining to the purchase of or per-listing charge for the Telephone Company's Subscriber List Information or any other information about the Telephone Company's Subscriber List Information with or to third parties. The Telephone Company shall have sole authority over the decision to sell its listings to any third parties, and any agreements regarding same shall be solely between the Telephone Company and any applicable third party. The Directory Publisher will not be a party to any such agreements or transactions.

                                ARTICLE IV

                   OBLIGATIONS OF THE DIRECTORY PUBLISHER

                  4.1 Publishing of Directories.

                      (a) The Directory Publisher shall be responsible for (including through the selection of contractors):

                           (i) the printing of the Directories, including their covers;

                           (ii) the compilation, composition and layout of the Directories;

                           (iii) the purchasing of paper and other
         materials for the Directories;

                           (iv) the creation, maintenance and production of telephone and directory services pages and any pages or information that may be necessary to permit the Telephone Company to meet its regulatory obligations, in each case as reasonably specified by the Telephone Company for inclusion within the Directories, in accordance with the past practices of the Telephone Company and the Directory Publisher with respect to such pages;

                           (v) the promotion of usage of the Directories;

                           (vi) the selling of advertising in the yellow pages of the Directories;

                           (vii) the preparation of art for advertisers as requested by them in the Directories;

                           (viii) billing and collections, including the handling of claims and uncollectibles, related to advertising in the Directories; and

                           (ix) other miscellaneous matters related to the Directories.

                      (b) The Directory Publisher shall carry out its obligations hereunder, including those set forth in Subsection 4.1(a), in a professional and workmanlike fashion in accordance with quality standards generally observed by reputable firms in the directory publishing industry and in a manner that does not interfere with the proper and efficient furnishing of services by the Telephone Company or that adversely affects the relationship between the Telephone Company and its customers and the public.

                  4.2 Delivery. The Directory Publisher will arrange for one of the Directories (or two, where white pages and yellow pages are in separate Directories) to be delivered, in the manner specified by the Directory Publisher and at its sole expense, to each of the Telephone Company's local telephone service subscribers during the dates of delivery as scheduled pursuant to Subsection 1.3(a). The Directory Publisher shall also provide to the Telephone Company, at the Telephone Company's request, additional copies of each of the Directories to allow the Telephone Company to provide such Directories to new subscribers, as replacements, and for the Telephone Company's use. In each case the number of copies of Directories provided shall be reasonable given the intended use. The obligations of the Directory Publisher under this Section 4.2 with respect to Directories published prior to the termination of this Agreement shall survive the termination of this Agreement until the first anniversary of such termination.

                  4.3 Yellow Pages Listings. Unless otherwise requested by a subscriber to local business telephone services, the Directory Publisher will provide without charge in the yellow pages of the Directories under a classification in the approved heading structure best describing the subscriber's business one light-face standard listing representing the primary listing of each subscriber to business telephone service as accepted by the Telephone Company for publication in the white pages of the Directories where applicable. Nothing in this Agreement (including Sections 1.3(a), 4.1(a)(iv) and 5.6) shall constitute an obligation for the Directory Publisher to produce white pages; provided that, should the Directory Publisher cease publication of white pages in any market in which the Telephone Company offers local service, the Directory Publisher will provide twelve months' prior written notice to the Telephone Company.

                                 ARTICLE V

                       DIRECTORY FORMAT AND POLICIES

                  5.1 Policies. The Directory Publisher will formulate all policies (including telemarketing policies) relating to advertising in and the publishing and delivery of the Directories and will use commercially reasonable efforts to advise the Telephone Company of material changes in these policies. All of the policies related to the Directories shall not interfere with the proper and efficient furnishing of services by the Telephone Company and shall not adversely affect the relationship between the Telephone Company and its customers and the public. Nothing in this Agreement will be interpreted as a limitation of the generality of the obligations undertaken by the Directory Publisher in this Section 5.1.

                  5.2 Directory Cover. Attached hereto is Exhibit 5.2, which is a representative copy of a Directory cover that will serve as the basis for interpreting the obligations set forth in this Section 5.2. During the term hereof, and unless otherwise expressly agreed to in writing by the parties hereto, the name and logo of the Telephone Company and/or one or more of the Licensed Marks will appear clearly and conspicuously across the outside bottom quartile of the front cover and the spine of the Directories in the format and style, and in the location, specified by the Telephone Company consistent with its past practice. Additionally, the Telephone Company may advertise its products and/or services in the upper right-hand corner of each Directory in the "tab" or "dog ear" in a manner consistent with past practice. Specifically, such space shall be of a color, size and placement that is consistent with past practice. The Telephone Company shall specify the content (including copy and font size) of such advertisements. In consideration of the advertising space provided by the Directory Publisher pursuant to this Section 5.2 and pursuant to
Section 5.3, the Telephone Company will pay the Directory Publisher an annual advertising fee of $1,900,000 in equal monthly installments. The Directory Publisher shall cause the covers of each of the Directories to be substantially similar to the representative copy attached hereto as Exhibit 5.2, together with any changes that are agreed to by a majority of the members of the Executive Steering Committee.

                      (a) Sale of Cover and Spine Space to Third Parties. In those markets in which the Telephone Company does not provide telephone services, the Directory Publisher and the Telephone Company may agree in writing to sell the space on the front cover and spine otherwise allocated to the Telephone Company to any third party(ies); provided, however, that, in the event the Directory Publisher wants to use the Trade Dress in connection with such Directories, the Directory Publisher may not use the McLeod Star (as defined in Section 6.1). In the event that the Directory Publisher wants to display a star in connection with the Trade Dress, the Directory Publisher must utilize a different-shape star that is not the same size as the McLeod Star and that, if a shade of yellow, must be a shade of yellow that is at least two Pantone Matching System(R) colors away from the yellow of the McLeod Star, which Yellow is Pantone Matching System number 109. Any revenues derived from the sale of advertising space to third parties as provided for in this Subsection 5.2(a) shall be divided equally between the Directory Publisher on the one hand and the Telephone Company on the other hand.

                      (b) Sale of Remaining Cover and Spine Space to Third Parties. The Directory Publisher may sell the remaining space on the front cover, spine and back cover of the Directories to third parties; provided, however, that such third parties may not be competitive or incumbent (voice or data) telecommunications service providers (including, without limitation, competitive local exchange carriers, long-distance service providers and the Bell companies) or providers of dial Internet access services.

                  5.3 Initial Pages of Directory. Attached hereto is
Exhibit 5.3, which is a representative copy of the initial-pages insert in a Directory that will serve as the basis for interpreting the obligations set forth in this Section 5.3. The Telephone Company may specify the content (including copy, layout, color and paper type consistent with past practice) of up to the first eight pages (for markets in which the Telephone Company provides competitive local telephone services) or up to four pages, consistent with the Directory Publisher's past practices (for markets in which the Telephone Company does not offer competitive local telephone services), as applicable, of each Directory (different content may be specified for different Directories). Notwithstanding the foregoing, the Telephone Company may specify more initial pages for inclusion than is consistent with the Directory Publisher's past practices; provided that the costs incurred by the Directory Publisher in connection with the printing of such additional pages, relative to historical practice in each market, will be paid by the Telephone Company at market rates (in addition to the fees paid pursuant to Section 5.2). In the event that the Directory Publisher publishes Directories that were not listed on Schedule 1.3(a) on the Effective Date and do not cover areas that were covered by the Directories listed on Schedule 1.3(a) on the Effective Date, the Telephone Company shall reimburse the Directory Publisher for its reasonable, out-of-pocket additional expenses incurred in printing the initial pages of Directories. The Directory Publisher shall include and publish such initial pages as specified by the Telephone Company without alteration. Notwithstanding the foregoing, the Directory Publisher will not be obligated to publish any content that is contrary to its reasonable publishing standards or any content that primarily promotes a party other than McLeod and its affiliates, except in accordance with past practices. The Directory Publisher may not sell or otherwise provide advertising space in a Directory to any competitive or incumbent (voice or data) telecommunications service provider (including, without limitation, competitive local exchange carriers, long-distance service providers and the Bell companies) or a provider of dial Internet access services, except for advertising space sold or otherwise provided within the white and yellow pages under the classification in the approved heading structure best describing such provider's business.

                  5.4 Termination of Cover and Initial Pages Advertising Right. In the event that a state public utility regulatory commission issues a final order levying a material fine against the Telephone Company as the result of a finding that the Telephone Company provided poor-quality services, the Directory Publisher shall be excused from performing its obligations under Sections 5.1 and 5.2 with respect to Directories published and distributed within that state. In such an event the amount payable by the Telephone Company pursuant to Section 5.2 in respect of advertising space provided by the Directory Publisher on the cover and spine shall be reduced by multiplying such amount by a fraction, (i) the numerator of which is the number of customers served by the Telephone Company in areas covered by all of the Directories being published prior to such action other than the customers served by the Telephone Company in areas within the states where the state public utility regulatory commission takes such action, and (ii) the denominator of which is the number of customers served by the Telephone Company in areas covered by all of the Directories being published hereunder prior to such action, including such states. The Telephone Company shall calculate such fraction in its reasonable good-faith judgment using existing operating data as of a date that is as close as practicable to the date on which the Discontinuance Notice was received.

                  5.5 Telephone Company Advertising. In addition to the advertising provided pursuant to Sections 5.2 and 5.3, the Directory Publisher shall provide to the Telephone Company advertising space in each Directory (white pages and yellow pages), priced at the Directory Publisher's cost for such advertising. Such space shall be of the same quantity, size and placement as provided by the Directory Publisher prior to the Effective Date. Exhibit 5.5 is a representative sample of the advertising space provided by the Directory Publisher prior to the Effective Date. The Directory Publisher may not sell or otherwise provide advertising space to any competitive or incumbent (voice or data) telecommunications service provider (including, without limitation, competitive local exchange carriers, long-distance service providers and the Bell companies) or a provider of dial Internet access services, except for advertising space sold or otherwise provided within the white and yellow pages under the classification in the approved heading structure best describing such provider's business.

                  5.6 Directory Content. The Directory Publisher will include in the white-pages sections (to the extent it publishes such sections) of the Directories the Subscriber List Information provided hereunder and all other listings that the Telephone Company notifies the Directory Publisher that the Telephone Company is required to publish for its subscribers by state regulation.

                  5.7 YPPA Directory Code. The Telephone Company agrees that it shall not contest any determination by the Yellow Pages Publishers Association ("YPPA") that the directory code established by the YPPA with respect to each Directory belongs to the Directory Publisher and that the Directory Publisher is the legacy publisher with respect to each Directory at the expiration of the term of this Agreement. The Telephone Company renounces any rights in and to such code, or right to be designated as the legacy publisher with respect to such directory, Agreement, and shall execute any confirmation or acknowledgment of the foregoing reasonably requested by the Directory Publisher.

                                ARTICLE VI

                TRADEMARK LICENSE AND USE OF LICENSED MARKS

                  6.1 Use of Licensed Marks.

                      (a) Subject to the terms and conditions of this Agreement, McLeod hereby grants to the Directory Publisher a personal, non-transferable (except as permitted under Section 11.3), non-sublicensable license to use the Licensed Marks during the term of this Agreement in connection with the business of the publication and distribution of, and the sale of advertising in, the Directories. For purposes of this Agreement, the "Licensed Marks" refer exclusively to the McLeod, McLeodUSA and McLeod USA trademarks, trade names and service marks that are the subject of the Registrations and to the stylized yellow star that is referenced in certain of such trademarks (the "McLeod Star"). The license to the Licensed Marks is nonexclusive with respect to all uses of the Licensed Marks except for the publication of white page and yellow page directories, in connection with which the Directory Publisher is granted an exclusive license for the term of this Agreement. The license granted in this Section 6.1 only extends to the use of the Licensed Marks in connection with the business of the publication and distribution of, and sale of advertising in, the Directories, where such use is approved by McLeod and in accordance with such approval. To the extent that McLeod engages in the publication of white page and yellow page directories pursuant to the terms of Section 10.2 during the term of this Agreement, it will not use the Licensed Marks in connection with the marketing or publication of such directories in any markets in which the Directory Publisher publishes competing directories.

                      (b) Throughout the term of this Agreement and for any renewals and extensions thereof, the Directory Publisher shall be obligated to use the Licensed Marks in connection with the business of the publication and distribution of, and sale of advertising in, Directories, except as otherwise provided under this Agreement. Other than in connection with publishing and distribution of, and sale of advertising in, Directories, the Directory Publisher may not use the Licensed Marks in connection with any service or product, including without limitation any telecommunications services, Internet services (except for Internet directories specifically approved in writing by the Telephone Company) or cable services.

                      (c) The Telephone Company also grants to the Directory Publisher a personal, non-transferable (except as permitted under Section 11.3) license under its copyrights (and other relevant intellectual property rights, if any) to display, publish, reproduce and distribute any materials that the Telephone Company provides pursuant to Sections 5.3, 5.4, 5.5 and 5.6 with respect to the Directories in which the Telephone Company has requested such materials to be published, solely in accordance with such request.

                  6.2 Quality Standards.

                      (a) The Directory Publisher acknowledges that the Licensed Marks have established extremely valuable goodwill and reputation, and are well recognized among the Telephone Company's customers, and that it is of great importance that this goodwill and reputation be maintained. Accordingly the Directory Publisher shall, in its operation of its business after the Effective Date, adhere to a level of quality at least as high as that established for its business as operated by the Directory Publisher prior to the Effective Date.

                      (b) The Directory Publisher shall provide to McLeod for review and approval representative samples of the Directory Publisher's proposed use of the Licensed Marks whenever such samples are not consistent with the use of such Licensed Marks prior to the Effective Date, and upon McLeod's reasonable request. In the event that McLeod does not notify the Directory Publisher within thirty days of its receipt of any such samples that it disapproves of the Directory Publisher's proposed use of the Licensed Marks, McLeod shall be deemed to have approved of such use. McLeod acknowledges that the review and approval requirement set forth in this Subsection 6.2(b) is only for the purposes of ascertaining compliance with the quality standards set forth in this Agreement.

                      (c) In the event that McLeod reasonably believes that the business operated by the Directory Publisher, any Directory or any other product or service offered in connection with such business or any advertising or other materials associated with such business does not reasonably conform with the quality standards set forth in Subsection 6.2(a), McLeod may notify the Directory Publisher of such non-conformance. The Directory Publisher shall cure each such non-conformance with respect to all Directories that are printed within a reasonable time following such notice.

                  6.3 Ownership and Protection.

                      (a) Ownership. The Directory Publisher shall not have any right, title or interest, express or implied, in and to the Licensed Marks under this Agreement other than the license set forth in Section 6.1. The Directory Publisher acknowledges that McLeod owns the Licensed Marks and the goodwill associated therewith. All uses of the Licensed Marks by the Directory Publisher, and the goodwill generated thereby, shall inure to the benefit of McLeod and shall not vest in the Directory Publisher any ownership interest in the Licensed Marks. For purposes of registration, all uses of the Licensed Marks by the Directory Publisher shall be deemed to have been made for the benefit of McLeod.

                      (b) Usage. The Directory Publisher shall use the Licensed Marks in accordance with reasonable trademark and trade name usage principles and in accordance with all applicable laws and regulations, including without limitation all laws and regulations relating to the maintenance of the validity and enforceability of the Licensed Marks, and the Directory Publisher shall not use the Licensed Marks in any manner that does or is reasonably likely to tarnish, disparage or reflect adversely on McLeod, Telephone Company or the Licensed Marks.

                      (c) No Challenge. The Directory Publisher shall not, during the term and thereafter for so long as McLeod continues to own rights in the Licensed Marks, (i) challenge McLeod's title or rights in and to the Licensed Marks or the validity of the Licensed Marks in any jurisdiction or (ii) contest the fact that the Directory Publisher's rights under this Agreement as regards the Licensed Marks are solely those of a licensee.

                      (d) Maintenance of Licensed Marks. McLeod shall take all reasonable steps necessary to maintain and protect the Licensed Marks; provided, that McLeod's sole obligations under this Agreement with respect to enforcement are as set forth in Section 6.3(e).

                      (e) Infringement. The Directory Publisher shall promptly notify McLeod in writing of any uses that may be unauthorized uses, infringements or dilutions by others of the Licensed Marks that may come to the Directory Publisher's attention. Except as provided below, McLeod shall have the sole right to take, and to determine whether or not to take, any actions it deems appropriate in its sole discretion with respect to any unauthorized use, infringement or dilution of the Licensed Marks. If McLeod does not bring a legal action to enjoin and/or collect damages from an infringer operating in the directory publishing business within 90 days after the date on which the Directory Publisher notifies McLeod in writing of such infringement and requests that McLeod take action against it, or if more than 90 days after such notice and request McLeod is not making diligent efforts to pursue settlement of a dispute relating to infringement in the directory publishing business of the Licensed Marks, the Directory Publisher may, upon 60 days' prior written notice to McLeod, conduct such litigation or pursue such settlement as it reasonably believes is necessary to protect the Licensed Marks at its own sole cost and expense. McLeod agrees to provide reasonable assistance, at Directory Publisher's expense, in any such action or pursuit of settlement by the Directory Publisher. All recovery in the form of monetary damages or settlement with respect to an action or settlement shall belong to the party bringing the action or pursuing the settlement.

                  6.4 Change in Licensed Marks. During the term of this Agreement, if McLeod requests that any additional Licensed Mark be added to the list of Registrations set forth in the Recitals hereto, or changes or modifies any Licensed Mark, the Directory Publisher shall reflect such change in all Directories published within a reasonable time following McLeod's notice to the Directory Publisher of such changes, and McLeod will reimburse Directory Publisher for any and all reasonable incremental charges and costs incurred by Directory Publisher as a result of such addition, change or modification.

                                ARTICLE VII

                         ASSIGNMENT OF TRADE DRESS

                  7.1 Assignment. Subject to the terms and conditions of this Agreement, McLeod hereby irrevocably assigns to the Directory Publisher, for its own use and enjoyment, and for the use and enjoyment of its successors, assigns and other legal representatives, McLeod's entire right, title and interest in the United States, all foreign countries and jurisdictions, and throughout the universe, in the Trade Dress, together with the goodwill symbolized by and associated with the business conducted under said Trade Dress, and all income, royalties, damages and payments now or hereafter due or payable in respect thereto, and in and to all causes of action (either in law or in equity) and the right to sue, counterclaim and recover for past, present and/or future infringement, damages or other unauthorized use of the rights assigned to the Directory Publisher pursuant to this Section 7.1. For avoidance of doubt, this assignment survives the termination of this Agreement, regardless of the reason for such termination. "Trade Dress" shall mean the Directory covers which consist of a cover with a black background, a yellow star in center of the cover, a map of the region covered by the Directory in the center of the star, the names of the towns covered by the Directory in white on the left of the cover, the date of the Directory in white in the upper left corner of the cover, the names of the primary towns covered by the Directory in white on the upper left and on the spine, and a yellow "tab" or "dog ear" on the upper right of cover. An illustrative example of the Directory cover is included as Exhibit 5.2. McLeod explicitly acknowledges that the trademarks, service marks and trade dress owned or used by the Directory Publisher, including those marks associated with Telecom*USA, other than the Licensed Marks, belong exclusively to Directory Publisher or are licensed to Directory Publisher by third parties, and that this Agreement does not create any right, title or interest in and to such marks by McLeod or the Telephone Company (other than any licenses that may be granted hereunder to the Trade Dress).

                  7.2 Right to Use the McLeod Star. For the sake of clarity, the parties acknowledge and agree that the Trade Dress does not include the McLeod Star. Accordingly the Directory Publisher acknowledges and agrees that, immediately upon the termination or expiration of this Agreement, it must cease all use of the McLeod Star except as expressly permitted under this Agreement and, in the event it wants to continue using a star in connection with the Trade Dress, must utilize a different-shape star that is not the same size as the McLeod Star and that, if a shade of yellow, must be a shade of yellow that is at least two Pantone Matching System(R) colors away from the yellow of the McLeod Star.

                               ARTICLE VIII

                            INTERNET DIRECTORIES

                  8.1 Internet Directories. Each of the parties acknowledges that Internet operations represent a significant part of each party's business activities. Accordingly McLeod agrees that for the term of this Agreement, it will establish and maintain a hypertext link between the McLeod web site and the Directory Publisher's web site in connection with the provision of white and yellow page listings; during the term of this Agreement the Directory Publisher will establish and maintain a hypertext link between the Directory Publisher's web site in connection with the provision of telecommunications services, in each case consistent with past practice.

                                ARTICLE IX

                              INDEMNIFICATION

                  9.1 Indemnification.

                      (a) Directory Publisher Indemnity. The Directory Publisher shall defend, hold harmless and indemnify McLeod, the Telephone Company and each of their affiliates, officers, directors, shareholders, employees, contractors, agents and representatives from and against any and all claims, demands, actions, liabilities, damages, losses, fines penalties, costs and expenses (including all attorneys' fees) of any kind (collectively "Losses") to the extent actually or allegedly resulting from
(i) any errors, omissions, refusals to accept advertising, misclassification or misuse of information, claimed or actual, concerning any of the Directories; (ii) any other claims by advertisers in the Directories; (iii) any breach of this Agreement by the Directory Publisher or Newco; (iv) the Directory Publisher's and Newco's activities with respect to the publishing of the Directories; and (v) the use of the Licensed Marks by the Directory Publisher in violation of this Agreement, in each case except for such Losses as are caused solely by the gross negligence, fraud or willful misconduct of McLeod or the Telephone Company, or errors, omissions or misclassifications caused by the Telephone Company in the Subscriber List Information.

                      (b) McLeod Indemnity. The Telephone Company shall defend, hold harmless and indemnify the Directory Publisher, Newco and each of their affiliates, officers, directors, shareholders, employees, contractors, agents and representatives from and against any and all Losses to the extent actually or allegedly resulting from (i) any errors, omissions or misclassifications negligently or willfully caused by the Telephone Company in the Subscriber List Information; (ii) any breach of this Agreement by the Telephone Company or McLeod, in either case except for such Losses as are caused solely by the gross negligence, fraud or willful misconduct of the Directory Publisher or Newco. It is expressly agreed that any liability of McLeod and the Telephone Company arising under clause 9.1(b)(i) hereunder will be limited, on a listing-by-listing basis, to the amount paid by the Directory Publisher to the Telephone Company for that listing out of which any liability arose.

                                 ARTICLE X

                            ADDITIONAL COVENANTS


                  10.1 Executive Steering Committee. The "Executive Steering Committee" for this Agreement is an oversight committee comprised of executives of the Directory Publisher and the Telephone Company or their respective parent corporations. The goals of the Executive Steering Committee are as follows:

                      (a) discuss the strategic business goals of the parties with regard to this Agreement;

                      (b) establish future direction for the parties' relationship and for this Agreement;

                      (c) act as an escalation point for resolution of disputes on operational and other issues; and

                      (d) address other strategic issues related to this Agreement.

Examples (not all-inclusive) of the types of issues to be addressed by the Executive Steering Committee include (i) discussing plans for market expansion; (ii) discussing the creation of Combined Directories pursuant to
Section 1.3(d); and (iii) discussing discontinuances of or changes to the publication schedule or coverage of Directories.

The Executive Steering Committee will be comprised of two representatives from each of the Directory Publisher and the Telephone Company. At least one of the representatives of the Directory Publisher shall be a senior executive of the Yell Group Limited, and at least one of the representatives of the Telephone Company shall be a senior executive of McLeod. Subject to the foregoing, each party shall appoint its representatives to the Executive Steering Committee in its sole discretion. The Executive Steering Committee will meet on a regularly scheduled basis, not less than quarterly. In addition, the Executive Steering Committee shall meet at the request of any party upon at least 30 days' prior written notice of such request to all committee members. Either party may propose items for the agenda of a meeting of this committee by 30 days' prior written notice to all committee members. Each party shall bear the costs of its own representatives in connection with the Executive Steering Committee. Meetings may be held by teleconference and if held in person, shall alternate between a location selected by the Telephone Company and a location selected by the Directory Publisher. In all cases, each party shall give due regard to scheduling and location concerns of the other party's members.

                  10.2 Non-compete and Non-solicitation.

                      (a) During the term of this Agreement Newco and the Directory Publisher agrees that it shall not, and that they shall cause the Yell Companies to not, directly or indirectly, through one or more subsidiaries, engage or have an interest, alone or in association with others, as a partner or stockholder or through the investment of capital, lending of money or property, or otherwise, in any business that competes with the products and services provided by McLeod and its subsidiaries (other than the Directory Publisher and its subsidiaries) as of the Effective Date; provided, however, that it shall not be a violation of this Subsection 10.2(a) for a Yell Company to (i) invest in securities representing less than ten percent of the outstanding capital stock of any person, the securities of which are publicly traded or listed on any securities exchange or automated quotation system, or (ii) invest in, own an interest in or acquire, in a single transaction or a series of transactions, all or a majority of the equity interests in, or assets of, any person (A) whose primary business is not the provision of any voice or data telecommunications service (including, without limitation, competitive local exchange carriers, long-distance service providers and the Bell companies) or dial Internet access services, or (B) if the primary purpose of such investment, ownership or acquisition is the business of the publication of telephone directories (or related businesses ancillary thereto) and, within 180 days after the date on which such investment, ownership or acquisition first occurs, such person no longer provides any voice or data telecommunications service or dial Internet access services (whether due to divestiture of such businesses, elimination of such businesses or otherwise). Through the first anniversary of the Effective Date, Newco and the Directory Publisher shall not, and shall cause the Yell Companies to not, directly or indirectly, through one or more of their subsidiaries, on behalf of itself or any other person, (1) recruit or otherwise solicit or induce any person who is an employee as to whom the employer is exempt from legal obligations to pay overtime (referred to as an "exempt employee") of McLeod or any of its subsidiaries (other than the Directory Publisher and its subsidiaries) or any of their successors to terminate his or her employment relationship with McLeod or its subsidiaries (other than the Directory Publisher and its subsidiaries) or
(2) offer employment to or employ a person who is at that time an exempt employee of McLeod or its subsidiaries (other than the Directory Publisher and its subsidiaries) or who was such an employee within ninety days of the time of such offer of employment. The foregoing shall not, however, prohibit a Yell Company from publishing any general public solicitation of employment opportunities.

                      (b) From the Effective Date through the earlier of
(i) the date of termination of this Agreement and (ii) the fifth anniversary of the Effective Date, McLeod agrees that it shall not, directly or indirectly, through one or more subsidiaries, engage or have an interest, alone or in association with others, as partner or stockholder or through the investment of capital, lending of money or property, or otherwise, in any business that competes with the products and services provided by the Directory Publisher and its subsidiaries as of the Effective Date; provided, however, that it shall not be a violation of this Subsection 10.2(b) for McLeod or any of its subsidiaries to (A) invest in securities representing less than ten percent of the outstanding capital stock of any person, the securities of which are publicly traded or listed on any securities exchange or automated quotation system, or (B) invest in, own an interest in or acquire, in a single transaction or series of transactions, all or a majority of the equity interests in, or assets of, any person (1) whose primary business is not the business of the publication of telephone directories, or (2) if the primary purpose of such investment, ownership or acquisition is the business of the provision of any voice or data telecommunications service or dial Internet access services (or related businesses ancillary thereto) and, within 180 days after the date on which such investment, ownership or acquisition first occurs, such person no longer publishes telephone directories (whether due to divestiture of such business, elimination of such business or otherwise) except for telephone directories that the Telephone Company is permitted to publish hereunder. Through the first anniversary of the Effective Date, McLeod shall not, directly or indirectly, through one or more of its subsidiaries, on behalf of itself or any other person, (x) recruit or otherwise solicit or induce any person who is an exempt employee of Newco and its subsidiaries or any of their successors to terminate his or her employment relationship with Newco and its subsidiaries or (y) offer employment to or employ a person who is at that time an exempt employee of Newco or its subsidiaries or who was such an employee within ninety days of the time of such offer of employment. The foregoing shall not, however, prohibit the Telephone Company or any of its subsidiaries from publishing any general public solicitation of employment opportunities.

                      (c) The parties acknowledge and admit that there would be no adequate remedy at law for a breach of Section 10.2. The parties, and each of them, agree that, in the event of a breach of Section 10.2, the non-breaching party shall be entitled to equitable relief by way of temporary, preliminary and permanent injunction and such other and further relief as any court with jurisdiction may deem just and proper.

                  10.3 Provision of Advertising Data. To the extent permitted by applicable statute, regulation or rule of law and in accordance with the Directory Publisher's privacy policy in effect at such time, upon the request of the Telephone Company, the Directory Publisher shall, on the first day of each calendar month, provide to the Telephone Company a copy of the Directory Publisher's then-current list of persons who purchased advertising in the Directories during the preceding month. The Telephone Company may use such information to solicit customers for telephone and other telecommunications services and for related purposes.

                  10.4 Confidential Information. Each of the parties (in such capacity, the "Recipient") agrees that all information relating to the business, customers and operations of the other parties and their affiliates that is obtained in connection with the subject matter of this Agreement (except Subscriber List Information, which is subject to the restrictions on use contained in Section 3.6) is the confidential information ("Confidential Information") of the party as to which such information relates (the "Discloser"). The Recipient shall not, without the prior written consent of the Discloser, use Confidential Information of the Discloser other than in connection with the performance of its obligations hereunder or disclose or permit access to any Confidential Information by any third party. The Recipient shall use the same degree of care that it uses with respect to its own confidential information and take the same action as it does with respect to its own confidential information to cause its officers, employees, agents and representatives to take such action as shall be necessary or advisable to preserve and protect the confidentiality of Confidential Information of the Discloser. The Recipient shall not be obligated to treat as confidential pursuant to this Section 10.4 any information that (a) is rightfully known to the Recipient prior to its disclosure by the Discloser; (b) is released by the Discloser or its affiliate to any other person, firm or entity without a confidentiality restriction; (c) is independently developed by the Recipient without any reliance on Confidential Information of the Discloser; or (d) is or later becomes publicly available without violation of this Agreement or other confidentiality restriction. In the event that the Recipient is required to produce Confidential Information of the Discloser in compliance with applicable law or a court order, it shall provide the Discloser immediate notice of such required disclosure such that the Discloser shall have an opportunity to object to and/or attempt to limit such production. The parties acknowledge and admit that there would be no adequate remedy at law for a breach of this Section 10.4. The parties, and each of them, agree that, in the event of a breach of this Section 10.4, the non-breaching party shall be entitled to equitable relief by way of temporary, preliminary and permanent injunction and such other and further relief as any court with jurisdiction may deem just and proper.

                  10.5 Return or Destruction of Confidential Information. All Confidential Information, including any copies thereof, shall be returned to the Discloser or, at the Discloser's request, destroyed, within ten days of the termination of this Agreement.

                                ARTICLE XI

                             GENERAL PROVISIONS

                  11.1 Representations and Warranties.

                      (a) General Representations and Warranties. Each of the parties represents and warrants to the others that it has and shall continue to have throughout the term of this Agreement the full right to enter into this Agreement and perform its obligations hereunder and that this Agreement is a legal, valid and binding obligation of it, enforceable in accordance with its terms.

                      (b) Disclaimer. SUBSCRIBER LIST INFORMATION AND OTHER INFORMATION, THE LICENSED MARKS AND THE TRADE DRESS ARE PROVIDED ON AN "AS-IS" BASIS. EXCEPT FOR THE REPRESENTATION AND WARRANTY SET FORTH IN SUBSECTION 11.1(a), NEITHER MCLEOD NOR THE TELEPHONE COMPANY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND HEREUNDER, INCLUDING WITHOUT LIMITATION AS TO THE ACCURACY OF THE SUBSCRIBER LIST INFORMATION OR OTHER INFORMATION PROVIDED BY THE TELEPHONE COMPANY HEREUNDER, OR THE VALIDITY, ENFORCEABILITY, REGISTRABILITY OR RIGHTS TO USE THE LICENSED MARKS, THE TRADE DRESS, THE SUBSCRIBER LIST INFORMATION OR ANY OTHER SUCH INFORMATION.

                  11.2 Amendment and Modification. This Agreement may be amended or modified at any time by the parties hereto, pursuant to an instrument in writing signed by all parties.

                  11.3 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) shall not be assigned, by operation of law or otherwise by a party hereto, without the prior written consent of the other parties; provided that (i) the Telephone Company may assign its rights and delegate its duties under this Agreement to a purchaser of all or substantially all of the Telephone Company's assets (although an assignment or delegation may be grounds for termination under paragraph 2.3(e)(i)), (ii) McLeod may assign its rights and delegate its duties under this Agreement to a purchaser of the Licensed Marks, and (iii) the Directory Publisher may assign its rights and delegate its duties (with respect to some or all of the Directories) under this Agreement to any entity that could acquire all of the outstanding capital stock of the Directory Publisher without such transaction or event being considered a Change of Control hereunder; provided, that either (A) McLeod is reasonably satisfied that the assignee is financially capable of carrying out its obligations hereunder, or (B) the Directory Publisher provides a written unconditional guarantee, in form and substance satisfactory to McLeod, of all of the obligations of the assignee hereunder effective upon such assignment and remaining in effect until this Agreement has expired or been terminated and all of the assignee's obligations arising in connection with this Agreement have been fulfilled.

                  11.4 Validity. The parties intend that this Agreement complies with and does not violate any law or regulation. The invalidity or unenforceability of any term or provision of this Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any term of this Agreement or other provision thereof should be held to be unenforceable or invalid for any reason, such term or provision thereof shall be modified in such a manner as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws. The parties shall negotiate in good faith to replace such term or provision with an appropriate legal and enforceable term or provision.

                  11.5 Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the other parties at the following addresses or facsimile numbers, or at such other address and facsimile number as may be specified by a party by giving notice to the other parties of such change:

                      (a) if to the Directory Publisher and/or Newco, to

                          McLeodUSA Publishing Company
                          [--------------------]
                          [--------------------]
                          [--------------------]
                          Facsimile:
                          Attention:

                      (b) if to McLeod and/or the Telephone Company, to

                          McLeodUSA Telecommunications Services, Inc.
                          McLeodUSA Technology Park
                          6400 C Street SW
                          Building 2
                          Cedar Rapids, IA 52406
                          Facsimile:  (319) 790-7901
                          Attention:  President

                  with a copy to the attention of the General Counsel at the same address, facsimile: (319) 790-7901.

                  11.6 Governing Law. This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of Delaware, without giving effect to any choice- or conflict-of-law provision or rule thereof.

                  11.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

                  11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  11.9 Expenses. Except as otherwise provided herein, each party shall bear its own costs in negotiating, performing and enforcing this Agreement.

                  11.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its affiliates, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Without limiting the foregoing, except for the parties to this Agreement themselves, no direct or indirect holder of any equity interests or securities of McLeod, the Telephone Company, the Directory Publisher or Newco (whether such holder is a limited or general partner, member, stockholder or other security holder) nor any affiliate, director, officer, representative, agent or other controlling person of each of the parties hereto and their respective affiliates shall have any liability or obligation arising under this Agreement or the transactions contemplated hereby.

                  11.11 No Waivers. Any of the terms or conditions of this Agreement that may be lawfully waived may be waived in writing at any time by the party that is entitled to the benefits thereof. No failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any party, and no course of dealing among the parties, shall constitute a waiver of any such right, power or remedy. No waiver by a party of any breach of this Agreement, whether intentional or not, shall be deemed to extend to any prior or subsequent breach or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver shall be valid unless in writing and signed by the party against whom such waiver is sought to be enforced.

                  11.12 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage will occur, no adequate remedy at law will exist and damages will be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, as well as immediate injunctive relief, in addition to any other remedy at law or equity.

                 REMAINDER OF PAGE INTENTIONALLY LEFT BLANK





                  IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly signed as of the date first above written.

                                    MCLEODUSA PUBLISHING COMPANY



                                    By:_________________________________
                                        Name:
                                        Title:


                                    MCLEODUSA INCORPORATED



                                    By:__________________________________
                                        Name:
                                        Title:


                                    MCLEODUSA TELECOMMUNICATIONS SERVICES, INC.


                                    By:___________________________________
                                        Name:
                                        Title:


                                    [NEWCO]



                                    By:___________________________________
                                        Name:
                                        Title:





                                                                                           Schedule 1.3(a)
                                                                   Directory List and Publication Schedule


----------------------------------------------------------------------------------------------------------
   #    State  Market Name                                                                       Date
----------------------------------------------------------------------------------------------------------
   1      AR   Harrison/Mountain Home                                                            Jun
----------------------------------------------------------------------------------------------------------
   2      AR   Little Rock/North Little Rock                                                     Jun
----------------------------------------------------------------------------------------------------------
   3      AR   Searcy                                                                            Sep
----------------------------------------------------------------------------------------------------------
   4      AR   Batesville/Greers Ferry                                                           Nov
----------------------------------------------------------------------------------------------------------
   5      AR   Jonesboro/Paragould/Kennett                                                       Nov
----------------------------------------------------------------------------------------------------------
   6      CO   Denver & West Suburbs                                                             Mar
----------------------------------------------------------------------------------------------------------
   7      CO   South Suburban Denver                                                             Mar
----------------------------------------------------------------------------------------------------------
   8      CO   Pueblo/Canon City                                                                 Apr
----------------------------------------------------------------------------------------------------------
   9      CO   North Suburban Denver                                                             May
----------------------------------------------------------------------------------------------------------
  10      CO   Salida/Leadville/Gunnison/Buena Vista                                             Jun
----------------------------------------------------------------------------------------------------------
  11      CO   Grand Junction                                                                    Jul
----------------------------------------------------------------------------------------------------------
  12      CO   Aurora/Montbello                                                                  Sep
----------------------------------------------------------------------------------------------------------
  13      CO   Boulder/Longmont                                                                  Sep
----------------------------------------------------------------------------------------------------------
  14      CO   Craig/Granby/Steamboat Springs                                                    Oct
----------------------------------------------------------------------------------------------------------
  15      CO   Greeley                                                                           Oct
----------------------------------------------------------------------------------------------------------
  16      CO   Aspen/Carbondale/Glenwood Springs/Rifle/Snowmass Village                          Nov
----------------------------------------------------------------------------------------------------------
  17      CO   Fort Collins/Loveland/Estes Park                                                  Nov
----------------------------------------------------------------------------------------------------------
  18      CO   Summit County                                                                     Nov
----------------------------------------------------------------------------------------------------------
  19      CO   Vail                                                                              Nov
----------------------------------------------------------------------------------------------------------
  20      CO   Colorado Springs                                                                  Dec
----------------------------------------------------------------------------------------------------------
  21      FL   Naples/Marco Island                                                               Jan
----------------------------------------------------------------------------------------------------------
  22      FL   Venice/Englewood/North Port                                                       Feb
----------------------------------------------------------------------------------------------------------
  23      FL   Sun City Center Membership                                                        Mar
----------------------------------------------------------------------------------------------------------
  24      FL   Tampa                                                                             Apr
----------------------------------------------------------------------------------------------------------
  25      FL   New Port Richey/Hudson/Spring Hill                                                Jun
----------------------------------------------------------------------------------------------------------
  26      FL   Fort Myers/Cape Coral                                                             Aug
----------------------------------------------------------------------------------------------------------
  27      FL   Dade City/Zephyrhills                                                             Oct
----------------------------------------------------------------------------------------------------------
  28      FL   Punta Gorda/Port Charlotte                                                        Oct
----------------------------------------------------------------------------------------------------------
  29      FL   Sarasota/Bradenton                                                                Nov
----------------------------------------------------------------------------------------------------------
  30      FL   St. Petersburg / Clearwater                                                       Nov
----------------------------------------------------------------------------------------------------------
  31      FL   Tarpon Springs                                                                    Dec
----------------------------------------------------------------------------------------------------------
  32      IA   Cedar Rapids/Marion                                                               Mar
----------------------------------------------------------------------------------------------------------
  33      IA   Clinton/Camanche                                                                  Mar
----------------------------------------------------------------------------------------------------------
  34      IA   Muscatine                                                                         Mar
----------------------------------------------------------------------------------------------------------
  35      IA   Sioux City                                                                        Mar
----------------------------------------------------------------------------------------------------------
  36      IA   Spencer/Storm Lake                                                                Mar
----------------------------------------------------------------------------------------------------------
  37      IA   Ft. Dodge/Algona/Humbolt/Webster City                                             Apr
----------------------------------------------------------------------------------------------------------
  38      IA   Marshalltown/Newton/Grinnell                                                      Apr
----------------------------------------------------------------------------------------------------------
  39      IA   Mason City                                                                        May
----------------------------------------------------------------------------------------------------------
  40      IA   Waterloo/Cedar Falls                                                              Jun
----------------------------------------------------------------------------------------------------------
  41      IA   Charles City/Decorah/Oelwein                                                      Jul
----------------------------------------------------------------------------------------------------------
  42      IA   Ottumwa/Oskaloosa                                                                 Jul
----------------------------------------------------------------------------------------------------------
  43      IA   Carroll/Denison/Jefferson/Perry                                                   Aug
----------------------------------------------------------------------------------------------------------
  44      IA   Council Bluffs                                                                    Aug
----------------------------------------------------------------------------------------------------------
  45      IA   Dubuque                                                                           Aug
----------------------------------------------------------------------------------------------------------
  46      IA   Quad Cities                                                                       Sep
----------------------------------------------------------------------------------------------------------
  47      IA   Ames/Boone/Nevada                                                                 Oct
----------------------------------------------------------------------------------------------------------
  48      IA   Des Moines                                                                        Nov
----------------------------------------------------------------------------------------------------------
  49      IA   Iowa City/Coralville                                                              Nov
----------------------------------------------------------------------------------------------------------
  50      IA   Burlington/Mt. Pleasant/Ft. Madison/Keokuk                                        Dec
----------------------------------------------------------------------------------------------------------
  51      ID   Twin Falls                                                                        Mar
----------------------------------------------------------------------------------------------------------
  52      ID   Boise/Nampa/Caldwell                                                              Apr
----------------------------------------------------------------------------------------------------------
  53      ID   Idaho Falls/Pocatello                                                             Jun
----------------------------------------------------------------------------------------------------------
  54      ID   Ontario/Emmett                                                                    Oct
----------------------------------------------------------------------------------------------------------
  55      IL   Chester/Sparta                                                                    Jan
----------------------------------------------------------------------------------------------------------
  56      IL   Gurnee/Highland Park/Libertyville/Vernon Hills/Waukegan                           Jan
----------------------------------------------------------------------------------------------------------
  57      IL   Orland Park/Tinley Park/Palos Hills/Frankfort                                     Jan
----------------------------------------------------------------------------------------------------------
  58      IL   Galesburg/Monmouth                                                                Feb
----------------------------------------------------------------------------------------------------------
  59      IL   Champaign/Urbana                                                                  Mar
----------------------------------------------------------------------------------------------------------
  60      IL   Litchfield/Hillsboro                                                              Mar
----------------------------------------------------------------------------------------------------------
  61      IL   Mt. Vernon/Centralia                                                              Apr
----------------------------------------------------------------------------------------------------------
  62      IL   Robinson/Newton                                                                   Apr
----------------------------------------------------------------------------------------------------------
  63      IL   Rockford/Belvidere/Loves Park/Machesney Park                                      Apr
----------------------------------------------------------------------------------------------------------
  64      IL   Arlington Heights/Barrington/Buffalo Grove/Hoffman Estates/Palatine/Schaumburg    May
----------------------------------------------------------------------------------------------------------
  65      IL   Canton/Macomb                                                                     May
----------------------------------------------------------------------------------------------------------
  66      IL   Joliet/Bolingbrook                                                                May
----------------------------------------------------------------------------------------------------------
  67      IL   Madison & St. Clair Counties                                                      May
----------------------------------------------------------------------------------------------------------
  68      IL   Danville                                                                          Jun
----------------------------------------------------------------------------------------------------------
  69      IL   Freeport/Monroe                                                                   Jun
----------------------------------------------------------------------------------------------------------
  70      IL   La Salle/Peru/Ottawa                                                              Jul
----------------------------------------------------------------------------------------------------------
  71      IL   Aurora/Naperville/St. Charles                                                     Aug
----------------------------------------------------------------------------------------------------------
  72      IL   Harrisburg/Carmi                                                                  Aug
----------------------------------------------------------------------------------------------------------
  73      IL   Kankakee                                                                          Aug
----------------------------------------------------------------------------------------------------------
  74      IL   Lincoln/Havana/Mason City                                                         Aug
----------------------------------------------------------------------------------------------------------
  75      IL   Mt. Carmel/Olney/Fairfield/Flora                                                  Aug
----------------------------------------------------------------------------------------------------------
  76      IL   Peoria/Pekin/Metamora                                                             Aug
----------------------------------------------------------------------------------------------------------
  77      IL   Taylorville/Pana                                                                  Aug
----------------------------------------------------------------------------------------------------------
  78      IL   Algonquin/Elgin/Crystal Lake/Harvard/McHenry/Wonder Lake/Woodstock                Sep
----------------------------------------------------------------------------------------------------------
  79      IL   Effingham                                                                         Sep
----------------------------------------------------------------------------------------------------------
  80      IL   Jerseyville/Carrollton                                                            Sep
----------------------------------------------------------------------------------------------------------
  81      IL   Southeast Cook County                                                             Sep
----------------------------------------------------------------------------------------------------------
  82      IL   Decatur                                                                           Oct
----------------------------------------------------------------------------------------------------------
  83      IL   Dekalb/Sauk Valley                                                                Oct
----------------------------------------------------------------------------------------------------------
  84      IL   Vandalia/Greenville                                                               Oct
----------------------------------------------------------------------------------------------------------
  85      IL   Bloomington/Normal                                                                Nov
----------------------------------------------------------------------------------------------------------
  86      IL   Downers Grove/Elmhurst/Glen Ellyn/ La Grange/Oak Brook/Wheaton                    Nov
----------------------------------------------------------------------------------------------------------
  87      IL   Mattoon/Charleston                                                                Nov
----------------------------------------------------------------------------------------------------------
  88      IL   Shelbyville                                                                       Nov
----------------------------------------------------------------------------------------------------------
  89      IL   Springfield                                                                       Nov
----------------------------------------------------------------------------------------------------------
  90      IL   Jacksonville/Beardstown                                                           Dec
----------------------------------------------------------------------------------------------------------
  91      IL   Quincy                                                                            Dec
----------------------------------------------------------------------------------------------------------
  92      IN   Anderson/Muncie/New Castle                                                        Jan
----------------------------------------------------------------------------------------------------------
  93      IN   Bloomington/Bedford                                                               Feb
----------------------------------------------------------------------------------------------------------
  94      IN   Greater Indianapolis- South Edition                                               Feb
----------------------------------------------------------------------------------------------------------
  95      IN   South Bend/Mishawaka/Elkhart                                                      Feb
----------------------------------------------------------------------------------------------------------
  96      IN   Washington                                                                        Feb
----------------------------------------------------------------------------------------------------------
  97      IN   Huntington/Columbia City                                                          Mar
----------------------------------------------------------------------------------------------------------
  98      IN   Warsaw                                                                            Mar
----------------------------------------------------------------------------------------------------------
  99      IN   Crawfordsville/Greencastle                                                        Apr
----------------------------------------------------------------------------------------------------------
  100     IN   Fort Wayne                                                                        Apr
----------------------------------------------------------------------------------------------------------
  101     IN   LaPorte/Michigan City                                                             Apr
----------------------------------------------------------------------------------------------------------
  102     IN   Marion                                                                            Apr
----------------------------------------------------------------------------------------------------------
  103     IN   Plymouth                                                                          May
----------------------------------------------------------------------------------------------------------
  104     IN   Evansville/Henderson                                                              Jul
----------------------------------------------------------------------------------------------------------
  105     IN   Portage/Valparaiso                                                                Jul
----------------------------------------------------------------------------------------------------------
  106     IN   Greater Indianapolis- North Edition                                               Aug
----------------------------------------------------------------------------------------------------------
  107     IN   Vincennes/Lawrenceville                                                           Aug
----------------------------------------------------------------------------------------------------------
  108     IN   Angola/Auburn/Kendallville                                                        Sep
----------------------------------------------------------------------------------------------------------
  109     IN   Peru/Wabash                                                                       Sep
----------------------------------------------------------------------------------------------------------
  110     IN   Richmond                                                                          Sep
----------------------------------------------------------------------------------------------------------
  111     IN   Lafayette/West Lafayette                                                          Oct
----------------------------------------------------------------------------------------------------------
  112     IN   Logansport                                                                        Oct
----------------------------------------------------------------------------------------------------------
  113     IN   Northwest Indiana                                                                 Oct
----------------------------------------------------------------------------------------------------------
  114     IN   Kokomo                                                                            Nov
----------------------------------------------------------------------------------------------------------
  115     IN   Terre Haute                                                                       Dec
----------------------------------------------------------------------------------------------------------
  116     KS   Leavenworth/Lansing/Bonner Springs                                                Jan
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
  117     KS   Lawrence/Ottawa                                                                   Mar
----------------------------------------------------------------------------------------------------------
  118     KS   Manhattan/Junction City                                                           Apr
----------------------------------------------------------------------------------------------------------
  119     KS   Overland Park/ Olathe/Shawnee/Mission/Lenexa/Prairie Village/Leawood              Sep
----------------------------------------------------------------------------------------------------------
  120     KS   Topeka                                                                            Oct
----------------------------------------------------------------------------------------------------------
  121     MI   Bad Axe/Caro/Cass City/Marlette/Sandusky/Vassar                                   Feb
----------------------------------------------------------------------------------------------------------
  122     MI   Battle Creek/Marshall                                                             Feb
----------------------------------------------------------------------------------------------------------
  123     MI   Grand Rapids                                                                      Feb
----------------------------------------------------------------------------------------------------------
  124     MI   Big Rapids/Fremont/Newaygo                                                        Mar
----------------------------------------------------------------------------------------------------------
  125     MI   Cadillac                                                                          Mar
----------------------------------------------------------------------------------------------------------
  126     MI   East Area Metro Detroit                                                           Mar
----------------------------------------------------------------------------------------------------------
  127     MI   Hastings                                                                          Mar
----------------------------------------------------------------------------------------------------------
  128     MI   North Woodward                                                                    Mar
----------------------------------------------------------------------------------------------------------
  129     MI   Grand Traverse Area                                                               Apr
----------------------------------------------------------------------------------------------------------
  130     MI   Marquette                                                                         Apr
----------------------------------------------------------------------------------------------------------
  131     MI   Cheboygan/Petoskey                                                                May
----------------------------------------------------------------------------------------------------------
  132     MI   Holland/Grand Haven                                                               May
----------------------------------------------------------------------------------------------------------
  133     MI   Lansing/East Lansing                                                              May
----------------------------------------------------------------------------------------------------------
  134     MI   Saginaw/Bay City/Midland/Mt. Pleasant                                             May
----------------------------------------------------------------------------------------------------------
  135     MI   Beulah/Frankfort                                                                  Jun
----------------------------------------------------------------------------------------------------------
  136     MI   Muskegon/Norton Shores/Muskegon Heights                                           Jun
----------------------------------------------------------------------------------------------------------
  137     MI   Escanaba/Iron Mountain/Manistique                                                 Jul
----------------------------------------------------------------------------------------------------------
  138     MI   Kalamazoo/Portage                                                                 Jul
----------------------------------------------------------------------------------------------------------
  139     MI   Ludington/Manistee                                                                Jul
----------------------------------------------------------------------------------------------------------
  140     MI   North Oakland                                                                     Jul
----------------------------------------------------------------------------------------------------------
  141     MI   Sturgis/Three Rivers                                                              Jul
----------------------------------------------------------------------------------------------------------
  142     MI   Detroit Down River                                                                Aug
----------------------------------------------------------------------------------------------------------
  143     MI   Greenville/Belding/Ionia                                                          Aug
----------------------------------------------------------------------------------------------------------
  144     MI   West Northwest Detroit Area                                                       Aug
----------------------------------------------------------------------------------------------------------
  145     MI   South Haven/Paw Paw                                                               Sep
----------------------------------------------------------------------------------------------------------
  146     MI   Allegan/Otsego/Plainwell                                                          Oct
----------------------------------------------------------------------------------------------------------
  147     MI   Gaylord/Grayling/Houghton Lake                                                    Oct
----------------------------------------------------------------------------------------------------------
  148     MI   Benton Harbor/St. Joseph/Niles/Dowagiac                                           Nov
----------------------------------------------------------------------------------------------------------
  149     MI   Flint/Lapeer                                                                      Nov
----------------------------------------------------------------------------------------------------------
  150     MI   Sault Ste. Marie/Eastern Upper Peninsula                                          Nov
----------------------------------------------------------------------------------------------------------
  151     MI   West Branch /Oscoda/Standish/Tawas City                                           Nov
----------------------------------------------------------------------------------------------------------
  152     MI   Alpena                                                                            Dec
----------------------------------------------------------------------------------------------------------
  153     MN   Albert Lea/Austin/Owatonna                                                        Jan
----------------------------------------------------------------------------------------------------------
  154     MN   Brainerd Lakes                                                                    Feb
----------------------------------------------------------------------------------------------------------
  155     MN   Rochester                                                                         Feb
----------------------------------------------------------------------------------------------------------
  156     MN   Thief River Falls/Crookston/Roseau                                                Mar
----------------------------------------------------------------------------------------------------------
  157     MN   Bemidji                                                                           May
----------------------------------------------------------------------------------------------------------
  158     MN   New Ulm/Redwood Falls                                                             May
----------------------------------------------------------------------------------------------------------
  159     MN   Alexandria/Glenwood/Morris/Sauk Centre                                            Jun
----------------------------------------------------------------------------------------------------------
  160     MN   Faribault/Northfield/Red Wing                                                     Jun
----------------------------------------------------------------------------------------------------------
  161     MN   St. Cloud                                                                         Jun
----------------------------------------------------------------------------------------------------------
  162     MN   Stillwater/Hudson/River Falls                                                     Jun
----------------------------------------------------------------------------------------------------------
  163     MN   Crow River Area                                                                   Jul
----------------------------------------------------------------------------------------------------------
  164     MN   Detroit Lakes/Fergus Falls/Wahpeton                                               Jul
----------------------------------------------------------------------------------------------------------
  165     MN   Marshall/Worthington                                                              Aug
----------------------------------------------------------------------------------------------------------
  166     MN   Minneapolis/St. Paul                                                              Aug
----------------------------------------------------------------------------------------------------------
  167     MN   Willmar/Montevideo/Olivia/Paynesville                                             Aug
----------------------------------------------------------------------------------------------------------
  168     MN   Duluth/Superior                                                                   Sep
----------------------------------------------------------------------------------------------------------
  169     MN   The Greater Twin Cities- South Edition                                            Oct
----------------------------------------------------------------------------------------------------------
  170     MN   Cambridge/Chisago Lakes/East Bethel/Forest Lake/Mora/North Branch/Pine City       Nov
----------------------------------------------------------------------------------------------------------
  171     MN   Elk River/Buffalo/Monticello                                                      Nov
----------------------------------------------------------------------------------------------------------
  172     MN   Hibbing/Virginia/Grand Rapids/Chisholm                                            Dec
----------------------------------------------------------------------------------------------------------
  173     MN   Mankato                                                                           Dec
----------------------------------------------------------------------------------------------------------
  174     MO   City of St. Louis and North St. Louis County                                      Jan
----------------------------------------------------------------------------------------------------------
  175     MO   Columbia/Jefferson City                                                           Jan
----------------------------------------------------------------------------------------------------------
  176     MO   Farmington/Park Hills                                                             Jan
----------------------------------------------------------------------------------------------------------
  177     MO   Cape Girardeau                                                                    Feb
----------------------------------------------------------------------------------------------------------
  178     MO   Joplin                                                                            Feb
----------------------------------------------------------------------------------------------------------
  179     MO   Moberly/Macon                                                                     Feb
----------------------------------------------------------------------------------------------------------
  180     MO   St. Charles/St. Peters/O'Fallen                                                   Apr
----------------------------------------------------------------------------------------------------------
  181     MO   Hannibal                                                                          May
----------------------------------------------------------------------------------------------------------
  182     MO   The Lake of the Ozarks                                                            May
----------------------------------------------------------------------------------------------------------
  183     MO   Gladstone/Liberty/Parkville                                                       Jun
----------------------------------------------------------------------------------------------------------
  184     MO   Jefferson County                                                                  Jul
----------------------------------------------------------------------------------------------------------
  185     MO   Springfield/Branson                                                               Jul
----------------------------------------------------------------------------------------------------------
  186     MO   Aurora/Monett                                                                     Sep
----------------------------------------------------------------------------------------------------------
  187     MO   Sedalia                                                                           Sep
----------------------------------------------------------------------------------------------------------
  188     MO   West Plains/Mountain Grove                                                        Sep
----------------------------------------------------------------------------------------------------------
  189     MO   City of St. Louis and South St. Louis County                                      Oct
----------------------------------------------------------------------------------------------------------
  190     MO   Nevada/Fort Scott                                                                 Oct
----------------------------------------------------------------------------------------------------------
  191     MO   Poplar Bluff/Sikeston                                                             Oct
----------------------------------------------------------------------------------------------------------
  192     MO   St. Joseph/Atchison/Maryville                                                     Oct
----------------------------------------------------------------------------------------------------------
  193     MO   Franklin/Gasconade Regional/Washington/Sullivan/Union                             Nov
----------------------------------------------------------------------------------------------------------
  194     MO   Ft. Leonard Wood/Lebanon/Rolla                                                    Nov
----------------------------------------------------------------------------------------------------------
  195     MO   Kirksville                                                                        Nov
----------------------------------------------------------------------------------------------------------
  196     MO   City of St. Louis and West St. Louis County                                       Dec
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
  197     MO   Lee's Summit/Blue Springs                                                         Dec
----------------------------------------------------------------------------------------------------------
  198     MS   The Original De Soto Area-Wide Phone Book                                         Aug
----------------------------------------------------------------------------------------------------------
  199     MT   Great Falls/Havre/Lewistown                                                       Mar
----------------------------------------------------------------------------------------------------------
  200     MT   Bozeman                                                                           Apr
----------------------------------------------------------------------------------------------------------
  201     MT   Missoula                                                                          Jun
----------------------------------------------------------------------------------------------------------
  202     MT   Billings/Sheridan/Cody                                                            Aug
----------------------------------------------------------------------------------------------------------
  203     MT   Butte/Helena                                                                      Dec
----------------------------------------------------------------------------------------------------------
  204     ND   Jamestown/Valley City                                                             Mar
----------------------------------------------------------------------------------------------------------
  205     ND   Bismarck/Mandan/Dickinson                                                         Jun
----------------------------------------------------------------------------------------------------------
  206     ND   Grand Forks/East Grand Forks                                                      Jul
----------------------------------------------------------------------------------------------------------
  207     ND   Minot/Williston                                                                   Sep
----------------------------------------------------------------------------------------------------------
  208     ND   Fargo/Moorhead/West Fargo                                                         Dec
----------------------------------------------------------------------------------------------------------
  209     NE   Fremont                                                                           Feb
----------------------------------------------------------------------------------------------------------
  210     NE   Kearney                                                                           Apr
----------------------------------------------------------------------------------------------------------
  211     NE   Omaha                                                                             May
----------------------------------------------------------------------------------------------------------
  212     NE   Columbus                                                                          Sep
----------------------------------------------------------------------------------------------------------
  213     NE   Grand Island/Hastings                                                             Nov
----------------------------------------------------------------------------------------------------------
  214     NE   Lincoln                                                                           Nov
----------------------------------------------------------------------------------------------------------
  215     OH   Dayton                                                                            Jan
----------------------------------------------------------------------------------------------------------
  216     OH   Toledo                                                                            Mar
----------------------------------------------------------------------------------------------------------
  217     OH   Troy/Piqua/Sidney/Tipp City                                                       Mar
----------------------------------------------------------------------------------------------------------
  218     OH   Lebanon                                                                           Apr
----------------------------------------------------------------------------------------------------------
  219     OH   Bowling Green                                                                     May
----------------------------------------------------------------------------------------------------------
  220     OH   Fremont                                                                           May
----------------------------------------------------------------------------------------------------------
  221     OH   Middletown                                                                        May
----------------------------------------------------------------------------------------------------------
  222     OH   Celina/Greenville/Portland/Winchester                                             Jun
----------------------------------------------------------------------------------------------------------
  223     OH   Columbus                                                                          Jun
----------------------------------------------------------------------------------------------------------
  224     OH   Lima                                                                              Jun
----------------------------------------------------------------------------------------------------------
  225     OH   Springfield                                                                       Jul
----------------------------------------------------------------------------------------------------------
  226     OH   Beaver Creek/Fairborn/Xenia                                                       Aug
----------------------------------------------------------------------------------------------------------
  227     OH   Defiance/Bryan/Napoleon                                                           Sep
----------------------------------------------------------------------------------------------------------
  228     OH   Van Wert/Paulding                                                                 Sep
----------------------------------------------------------------------------------------------------------
  229     OH   Eaton/Oxford/Brookville/New Lebanon                                               Nov
----------------------------------------------------------------------------------------------------------
  230     OR   Klamath Falls                                                                     Feb
----------------------------------------------------------------------------------------------------------
  231     OR   Eugene                                                                            Apr
----------------------------------------------------------------------------------------------------------
  232     OR   Medford/Grants Pass                                                               Sep
----------------------------------------------------------------------------------------------------------
  233     OR   Coos Bay                                                                          Nov
----------------------------------------------------------------------------------------------------------
  234     OR   Roseburg                                                                          Dec
----------------------------------------------------------------------------------------------------------
  235     SD   Rapid City/Gillette                                                               Jan
----------------------------------------------------------------------------------------------------------
  236     SD   Aberdeen/Watertown                                                                Feb
----------------------------------------------------------------------------------------------------------
  237     SD   Huron/Mitchell/Pierre                                                             Feb
----------------------------------------------------------------------------------------------------------
  238     SD   Sioux Falls/Brookings/Vermillion/Yankton                                          Jul
----------------------------------------------------------------------------------------------------------
  239     TN   Dyersburg                                                                         Apr
----------------------------------------------------------------------------------------------------------
  240     TN   Memphis Area Wide                                                                 Apr
----------------------------------------------------------------------------------------------------------
  241     TN   Jackson                                                                           Dec
----------------------------------------------------------------------------------------------------------
  242     WI   Janesville/Beloit                                                                 Jan
----------------------------------------------------------------------------------------------------------
  243     WI   Door County                                                                       Feb
----------------------------------------------------------------------------------------------------------
  244     WI   Manitowoc/Two Rivers                                                              Feb
----------------------------------------------------------------------------------------------------------
  245     WI   Rice Lake/Amery/Grantsburg/Hayward/Ladysmith/ Osceola/Spooner/ Saint Croix Falls  Feb
----------------------------------------------------------------------------------------------------------
  246     WI   Wausau                                                                            Feb
----------------------------------------------------------------------------------------------------------
  247     WI   La Crosse/Winona                                                                  Mar
----------------------------------------------------------------------------------------------------------
  248     WI   Oshkosh/Berlin/Ripon/Wautoma                                                      Mar
----------------------------------------------------------------------------------------------------------
  249     WI   Ashland/Ironwood                                                                  Apr
----------------------------------------------------------------------------------------------------------
  250     WI   Rhinelander/Eagle River/Minoqua/Lac Du Flambeau/Tomahawk/Woodruff                 Apr
----------------------------------------------------------------------------------------------------------
  251     WI   Baraboo/Portage/Reedsburg/Mauston/Sauk City/ Wisconsin Dells                      May
----------------------------------------------------------------------------------------------------------
  252     WI   Madison                                                                           May
----------------------------------------------------------------------------------------------------------
  253     WI   Burlington/Delavan/Elkhorn/Lake Geneva/Mukwonago/Twin Lakes                       Jun
----------------------------------------------------------------------------------------------------------
  254     WI   Waupaca/Shawano Counties                                                          Jun
----------------------------------------------------------------------------------------------------------
  255     WI   Watertown/Whitewater/Fort Atkinson/Jefferson                                      Jul
----------------------------------------------------------------------------------------------------------
  256     WI   Appleton/Fox Cities                                                               Aug
----------------------------------------------------------------------------------------------------------
  257     WI   Marshfield/Stevens Point/Wisconsin Rapids                                         Aug
----------------------------------------------------------------------------------------------------------
  258     WI   Prairie Du Chien/Dodgeville/Richland Center/Viroqua                               Sep
----------------------------------------------------------------------------------------------------------
  259     WI   Fond Du Lac/Beaver Dam/Columbus/Hartford/Mayville/Waupun                          Oct
----------------------------------------------------------------------------------------------------------
  260     WI   Green Bay/De Pere                                                                 Nov
----------------------------------------------------------------------------------------------------------
  261     WI   Marinette/Menominee                                                               Nov
----------------------------------------------------------------------------------------------------------
  262     WI   Eau Claire                                                                        Dec
----------------------------------------------------------------------------------------------------------
  263     WI   Sheboygan County                                                                  Dec
----------------------------------------------------------------------------------------------------------
  264     WY   Cheyenne/Laramie/Rawlins/Wheatland                                                Feb
----------------------------------------------------------------------------------------------------------
  265     WY   Casper                                                                            May
----------------------------------------------------------------------------------------------------------
  266     WY   Rock Springs                                                                      Dec
----------------------------------------------------------------------------------------------------------
  267     MI   Ann Arbor                                                                         Oct
----------------------------------------------------------------------------------------------------------




                                                               Schedule 1.3(b)
                                                         McLeod Service States


1.       Arizona
2.       Arkansas
3.       Colorado
4.       Idaho
5.       Illinois
6.       Indiana
7.       Iowa
8.       Kansas
9.       Louisiana
10.      Michigan
11.      Minnesota
12.      Missouri
13.      Montana
14.      Nebraska
15.      New Mexico
16.      North Dakota
17.      Ohio
18.      Oklahoma
19.      Oregon
20.      South Dakota
21.      Texas
22.      Utah
23.      Washington
24.      Wisconsin
25.      Wyoming




                                                              Schedule 1.3(d)
                               Representative Combined Directory Cover Sample

                              [To Be Attached]




                                                                  Exhibit 5.2
                                                       Directory Cover Sample

                              [To Be Attached]




                                                                 Exhibit 5.3
                                                 Initial Pages Insert Sample

                              [To Be Attached]




                                                                 Exhibit 5.5
                                   White and Yellow Pages Advertising Sample

                              [To Be Attached]